SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
Filed by the Registrant [X]
Filed by a party other than the Registrant [ _ ]
Check the appropriate box:
[ _ ] Preliminary Proxy Statement
[ _ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ _ ] Definitive Additional Materials
[ _ ] Soliciting Material under Section 240.14a-12

Cirrus Logic, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[ X ]    No fee required.
[ _ ]    Fee paid previously with preliminary materials.
[ _ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JOHN FORSYTH
President and Chief Executive Officer

June 2, 2022
To our Stockholders:
I would like to invite you to participate in the Annual Meeting of Stockholders of Cirrus Logic, Inc. to be held on Friday, July 29, 2022, at 11:00 a.m. Central Time. This year’s Annual Meeting will once again be a virtual-only stockholder meeting, which, due to the continuing public health impact of COVID-19, allows us to support the well-being of our employees and stockholders while also allowing a broader group of stockholders to participate. You will be able to participate, vote, and submit your questions during the meeting on a live webcast at www.virtualshareholdermeeting.com/CRUS2022. To access this website and enter the meeting, you should have available your control number, which is included with the proxy materials. We intend to hold the virtual-only meeting in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting.
We are providing the proxy materials electronically via the internet, which will allow our stockholders to have immediate access to those materials at their discretion. Paper copies may also be requested.
Even if you plan to participate in the Annual Meeting by live webcast, I hope you will vote as soon as possible. Although you may vote the day of the Annual Meeting, you may also vote in advance via the internet, as well as by telephone, or by mailing a proxy card. Voting in advance will ensure your representation at the Annual Meeting even if you do not participate in the virtual meeting. Please review the instructions on the Notice of Internet Availability or the proxy card regarding your voting options.
Cirrus Logic values the participation of its stockholders. Your vote is an important part of our system of corporate governance, and I strongly encourage you to participate.
Sincerely,
John Forsyth
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be held July 29, 2022
Copies of the Notice of the 2022 Annual Meeting of Stockholders, this proxy statement, and our Annual Report on Form 10-K are also available on our website at www.cirrus.com. You also may receive copies of these documents at no charge upon request directed to:
Cirrus Logic, Inc. Investor Relations
800 W. 6th Street, Austin, Texas 78701
telephone: (512) 851-4125; email: investor@cirrus.com

Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701

2022 Annual Meeting of Stockholders
July 29, 2022
YOUR VOTE IS IMPORTANT
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Cirrus Logic, Inc. (the “Company” or “we”) will hold our 2022 Annual Meeting of Stockholders as follows:
Friday, July 29, 2022
11:00 A.M. (Central Daylight Time)
Via live webcast available at www.virtualshareholdermeeting.com/CRUS2022

This year’s Annual Meeting will again be a virtual-only meeting, which we intend to hold in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting. You will be able to attend, vote, and submit your questions during the meeting on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2022. To access this website and enter the meeting, you must have your control number available. You will not be able to attend the Annual Meeting in person.
While connected to the Annual Meeting via the internet, you may vote and submit questions. We will answer any timely submitted and relevant questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company as time allows. Questions relating to stockholder proposals or the Company may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition. Answers to any relevant questions not answered at the Annual Meeting will be posted on the “Ask the CEO” section of our website at investor.cirrus.com following the Annual Meeting.

We are utilizing a leading virtual meeting solution from Broadridge Financial Solutions, Inc., or Broadridge. If you have any questions about accessing the virtual meeting website for the Annual Meeting, please contact Broadridge support at 844-986-0822 / International: 303-562-9302. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
At the meeting, stockholders will vote on the following matters:

(i)    the election of eight nominees named in this proxy statement to serve as Company directors for one-year terms;
(ii)     the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 25, 2023;
(iii)    an advisory (non-binding) vote to approve executive compensation;
(iv)    the approval of the second amendment to the 2018 Long Term Incentive Plan; and
(v)    such other business as may properly come before the meeting.
You can vote four different ways. You can vote by participating in the virtual meeting online, or you can vote in advance of the virtual meeting by internet, telephone, or mail. For specific voting information, please see “Questions and Answers about the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 3.
Stockholders of record at the close of business on May 31, 2022, are entitled to notice of, and to vote at, the Annual Meeting. On May 31, 2022, approximately 55,892,023 shares of the Company common stock were outstanding. Each share entitles the holder to one vote. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting for at least 10 days prior to the meeting and during the meeting.
The Board of Directors of the Company asks you to vote in favor of the eight nominated directors and for Proposal Nos. 2, 3, and 4. The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.
We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders and from other documents that we have filed with the Securities and Exchange Commission.

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, July 29, 2022
Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701
www.cirrus.com
These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company” or “we”) for use at our 2022 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on July 29, 2022, at 11:00 a.m., Central Daylight Time, and may be accessed on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2022.
Beginning on June 17, 2022, Cirrus Logic will make these proxy materials available to our stockholders on the internet or through the mail in connection with the solicitation of proxies by the Board for proposals to be voted on at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING, AND VOTING PROCEDURES

Q:    Why am I receiving these materials?
A:    The Board, on behalf of the Company, is soliciting your proxy for the Annual Meeting of Stockholders to take place on July 29, 2022. As a stockholder of record as of the close of business on May 31, 2022 (the “Record Date”), you are invited to participate in the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:    Who is entitled to notice of and to vote at the Annual Meeting?
A:    Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Q:    What information is contained in these materials?
A:    The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2022 Annual Report to Stockholders on Form 10-K for the fiscal year ended March 26, 2022, is also being made electronically available or mailed to each stockholder as of the Record Date.

If you requested and received a copy of these materials by mail or email, then the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q:    Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:    We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet, or alternatively, request to receive a copy of the proxy materials by mail or email.

Q.    How can I access the proxy materials over the internet?
A:    Your Notice of Internet Availability of the proxy materials contains instructions regarding how to:
•    view the proxy materials for the Annual Meeting on the internet;
•    request a paper copy of the proxy materials for the Annual Meeting; and
•    instruct us to send future proxy materials to you by email.

Q:    How may I obtain a paper copy of the proxy materials?
A:    Your Notice of Internet Availability of the proxy materials contains instructions regarding how to obtain a paper copy of the proxy materials.

Q:    What if I receive more than one Notice of Internet Availability of the proxy materials or more than one paper copy of the proxy materials?
A:    If you receive more than one Notice of Internet Availability or set of proxy materials, it means your shares are registered differently or are in more than one account. To vote all your shares by proxy, you must vote using all Notices of Internet Availability you receive, or all proxy cards and voting instruction cards you received.

Q:    What proposals will be voted on at the meeting?
A:    There are four proposals scheduled to be voted on at the meeting:
(1)    the election of eight nominees named in this proxy statement to serve as Company directors for one-year terms;
(2)    the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending March 25, 2023;
(3)    an advisory (non-binding) vote to approve executive compensation; and
(4)    the approval of the second amendment to the 2018 Long Term Incentive Plan.

Q:    Will I be able to attend the Annual Meeting?
A:    We will host the Annual Meeting live via the internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/CRUS2022. The webcast will begin at 11:00 a.m., Central Daylight Time, on July 29, 2022. Stockholders as of the Record Date may vote and submit questions while connected to the Annual Meeting via the internet. We will answer any timely submitted and relevant questions on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company as time allows. Questions relating to stockholder proposals or the Company may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition. Answers to any relevant questions not answered at the Annual Meeting will be posted on the “Ask the CEO” section of our website at investor.cirrus.com following the Annual Meeting.

We are utilizing a leading virtual meeting solution from Broadridge Financial Solutions, Inc., or Broadridge. If you have any questions about accessing the virtual meeting website for the Annual Meeting, please contact Broadridge support at 844-986-0822 / International: 303-562-9302. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
Q:    What do I need to do to be able to participate in the Annual Meeting online?
A:    The Annual Meeting will be held live via the internet. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:
•Any stockholder can listen to the meeting and participate live via the internet at www.virtualshareholdermeeting.com/CRUS2022.
•Webcast begins at 11:00 a.m. Central Daylight Time on July 29, 2022.
•Stockholders as of the Record Date may vote and submit questions while connected to the meeting via the internet.
•Please have your control number to enter the meeting.
•Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRUS2022.
•A webcast replay of the meeting will be available for one year after the meeting at www.virtualshareholdermeeting.com/CRUS2022.

Q:    What are the Board’s voting recommendations?
A:    The Board recommends that you vote your shares as follows:
•    “FOR” each of the director nominees;
•    “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending March 25, 2023;
•    “FOR” the approval, on a non-binding, advisory basis, of executive compensation; and
•    “FOR” the approval of the second amendment to the 2018 Long Term Incentive Plan.

Q:    What shares owned by me can be voted?
A:    All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee; however you will need to demonstrate proof of ownership pursuant to the instructions provided at www.virtualshareholdermeeting.com/CRUS2022. Stockholders who hold their shares through a stock brokerage account or by a bank or other nominee will need to obtain a legal proxy from their nominee in advance of the meeting in order to vote during the meeting.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:    Most stockholders of the Company hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and, if you held those shares as of the Record Date, you have the right to vote by proxy by following the instructions in the Notice of Internet Availability of the proxy materials or to vote online at the meeting.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your stockbroker, bank, or other nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee how to vote, and you are also invited to participate in the meeting.

Q:    How can I vote my shares at the meeting?
A:    Shares may be voted at the Annual Meeting via the internet on a live webcast at www.virtualshareholdermeeting.com/CRUS2022. To access the meeting and vote your shares, you must have your control number.

Even if you currently plan to participate in the Annual Meeting via the live webcast, we recommend that you submit your proxy in advance of the meeting so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without participating in the meeting?
A:    Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without participating in the meeting. You may vote by granting a proxy or by submitting voting instructions to your stockbroker, bank, or other nominee for shares held in street name. In most instances, you will be able to do this over the internet, by telephone, or by mail, but if you hold shares in street name, you should refer to the voting instructions provided to you by your stockbroker, bank, or other nominee for voting instructions specific to your holdings. If you are the stockholder of record, please refer to the summary instructions below and those included on your Notice of Internet Availability of the proxy materials. Specifically, you may vote without participating in the meeting:

BY INTERNET — If you have internet access, you may vote by going to www.proxyvote.com and following the instructions included with the proxy materials. You will need to have the control number on your Notice of Internet Availability on your proxy card in order to vote by internet.

BY TELEPHONE — If you have access to a touch-tone telephone, you may vote by calling 1-800-690-6903 and following the instructions within the proxy materials. You will need to have the control number that appears on your Notice of Internet Availability of the proxy materials available when voting by telephone.

BY MAIL — If you have requested and received a paper copy of a proxy card, you may submit a proxy by signing your proxy card and returning it by mail using the enclosed, postage prepaid and addressed envelope. If you sign but do not provide instructions, your shares will be voted as described in the response to “What are the Board’s voting recommendations?” above.

Q:    What if I hold shares in street name and do not transmit voting instructions before the stockholder meeting to my stockbroker, bank, or other nominee?
A:    If you do not transmit voting instructions, your stockbroker is permitted to vote on your behalf on routine matters only. The ratification of the appointment of independent registered public accounting firm (Proposal No. 2) is the only routine matter, and therefore, the only matter that brokers may vote on without instruction from the beneficial owner. Your stockbroker is not permitted to vote on your behalf on non-routine matters if you do not transmit your voting instructions. The election of directors (Proposal No. 1), the advisory vote to approve executive compensation (Proposal No. 3), and the vote to approve the second amendment to the 2018 Long Term Incentive Plan (Proposal No. 4) are considered non-routine matters. Therefore, if you do not transmit your voting instructions to your stockbroker or other nominee, then they cannot vote on these non-routine matters, and your vote will be counted as “broker non-votes” as further described in the response to “How are abstentions and broker non-votes counted?” below.

Q:    Can I revoke my proxy?
A:    You may revoke your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by voting during the Annual Meeting. For shares held beneficially by you, you may revoke your proxy by submitting new instructions to your stockbroker, bank, or other nominee.

Q:    What is the quorum requirement for the meeting?
A:    The quorum requirement for holding the meeting and transacting business is the presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the Annual Meeting. For the Annual Meeting, both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:    How are votes counted?
A:    In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. For all other proposals you may vote “FOR,” “AGAINST,” or “ABSTAIN,” and if you “ABSTAIN” on any of these matters, it has the same effect as a vote “AGAINST,” as described in response to the question below.

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:    What is the voting requirement to approve each of the proposals?
A:    Directors are elected by a plurality of votes cast, which means that, for this year, the eight persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide your stockbroker, bank, or other nominee with voting instructions on a non-routine matter such as a director election, your shares may constitute broker non-votes, as described in “How are abstentions and broker non-votes counted?” below.

Q:    How are abstentions and broker non-votes counted?
A:    Abstentions and broker non-votes are counted as present for purposes of determining the shares present and entitled to vote for purposes of the quorum requirement. For Proposal Nos. 2, 3, and 4 an abstention is treated as a vote cast for purposes of counting votes, and therefore the effect of an abstention will be the same as a vote against a proposal as described in “How are votes counted?” above. Broker non-votes are not counted as votes cast, and therefore have no impact on non-routine matters. Generally, broker non-votes occur when shares held by a stockbroker for a beneficial owner are not voted with respect to a particular proposal because the proposal is a non-routine matter, the stockbroker has not received voting instructions from the beneficial owner, and the stockbroker lacks discretionary voting power to vote the shares.

Q:    Where can I find the voting results of the meeting?
A:    We will announce preliminary voting results at the meeting and will file with the SEC via EDGAR a Current Report on Form 8-K within four business days of the meeting with the final voting results. If final voting results are not available at the time of such filing, the Company intends to disclose preliminary voting results at the time of the filing and file an amended Current Report on Form 8-K within four business days after obtaining the final results.

Q:    What happens if additional proposals are presented at the meeting?
A:    Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gregory Scott Thomas, our Corporate Secretary, and Venkatesh Nathamuni, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the size of the Board.

Q:    What classes of shares are entitled to be voted?
A:    Each share of common stock of the Company (“common stock”) outstanding as of the Record Date is entitled to one vote on each item being voted upon at the Annual Meeting. On the Record Date, we had approximately 55,892,023 shares of common stock outstanding.

Q:    Is cumulative voting permitted for the election of directors?
A:    No.

Q:    Who will count the votes?
A:    A representative of Broadridge Investor Communications Solutions will tabulate the votes. A representative of the Company will act as the inspector of election.

Q:    Is my vote confidential?
A:    Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a proxy solicitation by the Board.

Q:    Who will bear the cost of soliciting votes for the meeting?
A:    The Company will pay the entire cost of soliciting proxies to be voted, along with the costs of preparing, assembling, printing, mailing, and distributing the proxy materials. If you choose to access the proxy materials and/or submit your proxy over the internet or by telephone, however, you are responsible for internet access or telephone charges you may incur. In addition to the mailing of the proxy materials, the solicitation of proxies or votes may be made by our directors, officers, and employees, either in person, by telephone, or by electronic communication. Our directors, officers, and employees will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:    May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A:    You may make nominations and submit proposals for consideration at future stockholder meetings. Any proposal that a stockholder wishes to include in the Company’s proxy materials for the 2023 annual meeting of stockholders, in accordance with the regulations of the SEC, must be received by no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for the Annual Meeting (February 17, 2023). The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal or nomination for election of directors that a stockholder wishes to propose for consideration at the 2023 annual meeting of stockholders, other than pursuant to Rule 14a-8, must be submitted in accordance with our Bylaws. To be considered timely, our Bylaws provide that such notice must be received at our principal executive offices no earlier than 120 calendar days (March 31, 2023) and no later than 90 calendar days (April 30, 2023) prior to the first anniversary date of the previous year’s annual meeting of stockholders. Proposals and nominations should be addressed to: Corporate Secretary, Cirrus Logic, Inc., 800 W. 6th Street, Austin, Texas 78701.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our headquarters, 800 W. 6th Street, Austin, Texas 78701, for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE
Board Meetings and Committees
During the fiscal year ended March 26, 2022, the Board held 13 meetings. Directors are expected to attend each meeting of the Board and the committees of the Board (the “Committees”) on which they serve. During the period of their service, no director attended less than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of their Committee meetings. Pursuant to our Corporate Governance Guidelines, directors are also expected to attend the Company’s Annual Meeting of Stockholders absent extraordinary circumstances. All directors who were in service at the time attended the Company’s 2021 annual meeting of stockholders.
We have three Committees: Audit, Compensation and Human Resources, and Governance and Nominating. Each member of the Audit, Compensation and Human Resources, and Governance and Nominating Committees is independent in accordance with the applicable SEC rules and applicable Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards, including, with respect to members of the Audit and Compensation and Human Resources Committees, the heightened requirements applicable to members of those committees. Each Committee has a written charter that has been approved by the Board; the Committee charters are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.
The composition of the Board and each Committee as of this year’s Annual Meeting is identified in the following table, and the function of each Committee is described below. Prior to this year’s Annual Meeting, effective September 29, 2021, Raghib Hussain was appointed to the Board as its newest member. Effective as of this year’s Annual Meeting, Mr. Hussain will replace Mr. Tupman as a member of the Compensation and Human Resources Committee.

Current Directors	Independent	Audit	Compensation and Human Resources	Governance and Nominating
John C. Carter	Yes	X	X
Alexander M. Davern	Yes	Chair
Timothy R. Dehne	Yes		Chair
John M. Forsyth	No
Deirdre R. Hanford	Yes	X		X
Raghib Hussain	Yes		X
Catherine P. Lego	Yes			Chair
David J. Tupman, Chair	Yes			X
Former Directors
Alan R. Schuele	Yes
Number of Meetings Held in Fiscal Year 2022		7	8	5

Audit Committee
The Audit Committee is currently composed of three independent directors. The responsibilities of the Audit Committee include:
•    selecting, retaining, compensating, overseeing, evaluating, and, where appropriate, terminating the Company’s independent auditors;

•    resolving any disagreements between management and the independent auditors regarding financial reporting;

•    adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors;

•    reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing;

•    reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release;

•    reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, and such other matters required to be discussed with the independent auditors under generally accepted auditing standards;
•    reviewing with management and the independent auditors any required Environmental, Social, and Governance (“ESG”) disclosures included within the Company’s SEC filings, including human capital disclosures required by Item 101(c) of Regulation S-K, and the adequacy and effectiveness of applicable internal controls related to such disclosures;

•    reviewing with the independent auditors critical audit matters (CAMs) and related CAM disclosures;

•    reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management;

•    establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•    evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities;

•    discussing policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process; and

•    reviewing with management the Company’s major financial and regulatory risk exposures, including cybersecurity-related risks, and the steps management has taken to monitor and control such exposures.
The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable SEC rules and applicable Nasdaq listing standards. The Board has also determined that Audit Committee members Mr. Davern and Mr. Carter are each an “audit committee financial expert” as defined under applicable SEC rules.
For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board” and the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Compensation and Human Resources Committee
The Compensation and Human Resources Committee (“Compensation Committee”) is currently composed of three independent directors. The Compensation Committee reviews and approves salaries and other matters relating to executive compensation; reviews risks associated with the Company’s compensation policies; monitors the Company’s compliance with applicable regulations relating to compensation arrangements for directors and executive officers; reviews the Company’s leadership development initiatives and succession planning process for our Chief Executive Officer and other executive officers; and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to executive officers and other employees and reviewing and approving policies and procedures for awarding grants under these plans. The Compensation Committee also reviews and recommends to the Board for approval various other Company compensation plans, policies and matters related to the Company’s non-employee directors. Additionally, the Compensation Committee assists the Board in its ESG oversight by reviewing ESG matters relating to the Company’s workforce, including human capital management, inclusion and diversity, and the workforce portion of the Company’s ESG report. For additional information relating to the Compensation Committee, see the Compensation and Human Resources Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, including the Compensation Committee’s engagement of Compensia, Inc. (“Compensia”) as its external compensation consultant.

Governance and Nominating Committee
The Governance and Nominating Committee is currently composed of three independent directors. The Governance and Nominating Committee provides counsel to the Board with respect to corporate governance matters and Board organization, membership, and function, as well as committee structure and membership. The Governance and Nominating Committee is responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting.
Additionally, the Governance and Nominating Committee (a) assists the Board in its ESG oversight by reviewing ESG matters, including the Company’s ESG report, not assigned to other committees and (b) oversees the Company’s policies and practices regarding political contributions, political lobbying, and charitable contributions and reviews management’s strategies and recommendations for such activities.
For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Director Nominations
The Governance and Nominating Committee annually reviews the needs of the Board for various skills, experience, expected contributions, and other characteristics in determining the director candidates to be nominated at the Annual Meeting of Stockholders. The Governance and Nominating Committee will evaluate candidates for directors proposed by directors, stockholders, or management in light of the Governance and Nominating Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, expected contributions, or other characteristics; and the qualification standards established from time to time by the Governance and Nominating Committee. If the Governance and Nominating Committee believes that the Board requires additional candidates for nomination, the Governance and Nominating Committee may engage a third-party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee. The Governance and Nominating Committee believes it is important to consider diversity of gender identity, demographic background, age, education, and professional experiences and has formalized its existing practice to require inclusion of women and underrepresented minority candidates in the pool from which nominees are identified. The Board’s objective is to nominate a diverse group of directors who can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment and constructive working relationships.
The Governance and Nominating Committee believes that members of the Board should possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company, and monitor the Company’s adherence to principles of sound corporate governance. Therefore, the Governance and Nominating Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity, and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess strong business and financial acumen and judgment acquired through education, training, or experience; (v) possess experience at policy-making levels in business, government, education, or technology, and in areas that are relevant to the Company’s global business activities; (vi) have experience in matters of corporate governance; (vii) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (viii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member. Additionally, for non-employee director candidates, the nominees should have personal and business circumstances that permit them to serve on one or more of the various Committees.
These are not meant to be the exclusive criteria, however, and the Governance and Nominating Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience, and expertise; the composition of the Board at the time; and other relevant circumstances.
To assist in its annual review and nomination process, the Governance and Nominating Committee has developed the matrix provided below, which summarizes some of the key skills, qualifications, experience, and backgrounds that our director nominees bring to the Board based on self-reported responses that are reviewed by the Governance and Nominating Committee. The matrix below further identifies the Company’s needs and the qualifications and attributes of directors that the Governance and Nominating Committee has determined are important to the Company. This identification helps the Governance and Nominating Committee in its evaluation of director competencies and how the composition of the Board, as a whole, meets these needs. Within the matrix, a checkmark reflects that the nominee identified that they possessed a comprehensive or professional/expert level of the noted attribute. The lack of a checkmark should not be interpreted to mean that a candidate does not have relevant skills, qualifications, or background in that particular area, but simply that their qualifications do not rise to the professional or expert level. The director biographies contained in the section of this proxy statement entitled, “Proposal No. 1: Election of Directors” further describe each nominee’s background and relevant experience and may identify additional attributes that are relevant to the decision to nominate candidates to serve on our Board.

Summary of Skills, Qualifications, Experience, and Backgrounds

	Carter	Davern	Dehne	Forsyth	Hanford	Hussain	Lego	Tupman
Skills, Qualifications, Experience
CEO Experience		✔️		✔️
Senior Management and Operations Experience	✔️	✔️	✔️	✔️	✔️	✔️		✔️
Semiconductor Industry Knowledge and Experience	✔️	✔️	✔️	✔️	✔️	✔️	✔️	✔️
Deep Technical Experience in the Semiconductor Industry	✔️			✔️	✔️	✔️		✔️
Emerging Technologies and Business Models	✔️			✔️		✔️	✔️	✔️
Financial, Accounting, and Tax Expertise	✔️	✔️					✔️
Enterprise Risk Management Experience	✔️	✔️	✔️				✔️
Understanding and Experience Overseeing Corporate Cybersecurity Programs		✔️			✔️
Public Company Board and Corporate Governance Experience	✔️	✔️	✔️		✔️		✔️	✔️
Venture Capital, Private Equity, and Financing Experience	✔️						✔️
Business Development and M&A Experience	✔️	✔️	✔️	✔️	✔️	✔️	✔️	✔️
Corporate Culture/Human Capital Management	✔️	✔️	✔️	✔️	✔️	✔️	✔️
Extensive Knowledge and Experience in Business-to-Business Sales and Marketing	✔️	✔️	✔️	✔️	✔️	✔️
International Business Operations Experience	✔️	✔️	✔️	✔️	✔️			✔️

Background Information
Years on Board	13	7	13	1	4	< 1	2	7
Age	67	55	56	48	59	51	65	59
Gender Identity	male	male	male	male	female	male	female	male
Demographic Background	White	White	White	White	White	Asian	White	White

In addition, pursuant to Nasdaq Rule 5606, the Company is providing the following Board Diversity Matrix.

Board Diversity Matrix (As of April 18, 2022)

Total Number of Directors: 8
	Female	Male	Non-Binary	Did not disclose gender
Part I: Gender Identity
Directors	2	6	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

Stockholder Nominations
The Governance and Nominating Committee will consider stockholder-recommended candidates (other than pursuant to Rule 14a-8) pursuant to the Director Nominations Process that is in accordance with our Bylaws and outlined in the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Stockholders have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information, and conforming to the submission deadlines specified in the Company’s Bylaws. Please see the section of this proxy statement entitled, “Questions and Answers about the Proxy Materials, the Annual Meeting and Voting Procedures: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?” for further information.
Determination of Independence
The Board, which currently consists of eight directors, has determined that seven of the eight nominated directors are independent as defined by the applicable listing and regulatory standards. Specifically, the Governance and Nominating Committee has reviewed the independence of each director and determined that nominees Carter, Davern, Dehne, Hanford, Hussain, Lego, and Tupman qualify as independent directors under these standards. Additionally, the Governance and Nominating Committee determined that former director Alan R. Schuele, who retired at the Company’s 2021 annual meeting, qualified as independent under these standards. No director has a familial relationship with another director.
In determining the independence of Mr. Davern—who serves as a member of National Instrument’s Board of Directors—the Governance and Nominating Committee and the Board reviewed the Company’s transactions with National Instruments and determined that the transactions do not interfere with Mr. Davern’s exercise of independent judgment in carrying out the responsibilities of a director. These transactions included the purchase of certain test equipment and software, along with associated support and maintenance services, for equipment used in the development and testing of our products. These transactions did not constitute material related party transactions requiring disclosure under SEC regulations.
In determining the independence of Ms. Hanford—who is Chief Security Officer and Member of Corporate Staff of Synopsys, Inc.—the Governance and Nominating Committee and the Board reviewed the Company’s transactions with Synopsys and determined that the transactions do not interfere with Ms. Hanford's exercise of independent judgment in carrying out the responsibilities of a director. These transactions included software tool licenses, software maintenance, training, and related consulting. These transactions did not constitute material related party transactions requiring disclosure under SEC regulations.
Corporate Governance Guidelines
On an annual basis, the Company reviews its corporate governance practices in light of any changes to applicable law, the rules of the SEC, and the Nasdaq listing standards. Among other matters, the Corporate Governance Guidelines include the following requirements:
•    Two-thirds of the members of the Board must be independent directors as defined in the Corporate Governance Guidelines.

•    If the Chair of the Board is not an independent director, the Board will designate a “lead independent director.”

•    Directors shall retire at the first stockholders’ meeting in which directors will be elected following the director’s 75th birthday.

•    Stock Ownership Guidelines require our Chief Executive Officer, non-employee directors, and officers of the Company to accumulate and maintain, after a phase-in period, an ownership position in the Company’s stock to more closely link their interests with those of other Company stockholders.

•    The Board will have an Audit Committee, Compensation and Human Resources Committee, and Governance and Nominating Committee, each of which shall consist solely of independent directors.

•    The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.

•    In considering stockholder proposals and candidates recommended by stockholders for the Board (other than pursuant to Rule 14a-8), the Governance and Nominating Committee will follow the procedures outlined in the Corporate Governance Guidelines that are in accordance with our Bylaws.

For additional details, see the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Board Leadership Structure
The Board is committed to maintaining an independent Board comprised primarily of independent directors. To enhance the independence of the Board from management, we separate the roles of our President and Chief Executive Officer (“CEO”), John Forsyth, and Chair of the Board, David Tupman. We believe that this leadership structure demonstrates our commitment to good corporate governance and benefits our stockholders by enhancing the oversight of management by the Board, balancing power on the Board, and encouraging balanced decision making.
The Board’s Role in Risk Oversight
Although management is responsible for identifying, assessing, and managing the material risks facing the Company, the Board plays an ongoing and active role in the oversight of the Company’s risk management processes, along with the oversight of the most significant strategic and operational risks faced by the Company and management’s efforts to assess and manage those risks. The Board is involved in the setting of the Company’s business strategy, which necessarily entails a determination of what constitutes an appropriate level of risk for the Company.
Each of the Committees also considers risk within the Committee’s area of responsibility. Our Audit Committee, comprised fully of independent members, discusses risk assessment and risk management policies and regularly reviews with management the Company’s major financial and regulatory risk exposures, including information security and cybersecurity-related risks, and the steps management has taken to monitor and control such exposures. Also, in designing our compensation programs and structuring awards, the Compensation Committee considers whether such compensation programs may lead to undue risk taking. Finally, our Governance and Nominating Committee oversees risks relating to corporate governance policies and related governance matters.
Board and Committee Evaluations
Each year, the Board conducts a self-evaluation of the Board, its committees, and the individual directors, overseen by the Governance and Nominating Committee. The evaluation solicits the opinions of the directors regarding the effectiveness of the Board and its committees in fulfilling their obligations. The Chair of the Governance and Nominating Committee reviews the results of the evaluation with the Board, and the results of the evaluations are also considered by the Governance and Nominating Committee and the Board as part of the director nomination process.
Environmental, Social, and Governance (ESG)
Our Company is committed to creating a responsible and sustainable business environment that drives value for our key stakeholders including employees, investors, customers, suppliers, and our global communities. Responsibility for ESG oversight belongs to the Board with delegation to the Audit, Compensation, and Governance and Nominating Committees within their respective areas of expertise pursuant to their charters.

The Company strives to ensure our products are produced in a sustainable and responsible manner. We adhere to core principles of human rights by complying with applicable international standards and by establishing a safe and healthy working environment. As an Affiliate Member, we are committed to adopting the approach of the Responsible Business Alliance (“RBA”), a non-profit organization that sets the standards for supply chain compliance issues related to labor, health and safety, the environment, ethics, and management systems. For example, all of our tier-one suppliers must acknowledge their obligations to comply with our Supplier Code of Conduct, which was developed using inputs from both the RBA Code of Conduct and additional customer requirements. In addition to complying with our Supplier Code of Conduct, our tier-one foundries and assembly and test suppliers maintain ISO 14001 environmental management system certificates, which demonstrates their commitment to high environmental standards and responsible management of environmental impacts.
We work to attract and retain top talent in our diverse, global workforce through competitive compensation and benefits, along with a first-rate corporate culture based on respect and fairness for all employees. Through volunteer activities and financial contributions, we also help develop a STEM pipeline in an effort to expand the pool of diverse, qualified candidates who will be available for key roles in the future.
For more information about our ESG efforts, including the Company’s ESG Report, please refer to the Environment, Social, and Governance section of our website at https://www.cirrus.com/company/esg/.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and constitutes the Company’s “code of conduct” under the Nasdaq listing standards. Any violation of the Company’s Code of Conduct, or any complaint or concern, including those regarding accounting, internal accounting controls, or auditing matters, may be reported anonymously by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP) or through its website at cirruslogic.ethicspoint.com.
DIRECTOR COMPENSATION ARRANGEMENTS
Non-employee directors receive a combination of cash and equity-based compensation. Directors who are employed by the Company do not receive any additional compensation for their Board service. Non-employee directors may not receive consulting, advisory, or other compensatory fees from the Company in addition to their Board compensation.

The following table sets forth the quarterly cash payments paid to non-employee directors for Board service during the fiscal year ended March 26, 2022, effective as of our previous annual meeting:

Director Compensation Retainers
Quarterly Director Retainer	$15,000
Board Chair Quarterly Retainer	$18,750
Audit Chair Quarterly Retainer	$6,250
Audit Committee Member Quarterly Retainer	$2,500
Compensation Committee Chair Quarterly Retainer	$6,250
Compensation Committee Member Quarterly Retainer	$1,875
Governance and Nominating Committee Chair Quarterly Retainer	$3,000
Governance and Nominating Committee Member Quarterly Retainer	$1,250
Lead Independent Director Quarterly Retainer	$2,500
Directors receive cash payments for each retainer category applying to them. The Company also reimburses non-employee directors for all reasonable out-of-pocket expenses incurred for attending Board and Committee meetings.
In addition to the cash compensation described above, each non-employee director receives equity-based compensation:
Options
New non-employee directors receive, upon first joining the Board through appointment or election, options having a fair market value of $225,000 as estimated at or around the time of grant with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months.
Full-Value Stock Awards
New non-employee directors who first join the Board by appointment prior to an annual meeting receive upon appointment a full-value stock award having a fair market value up to $190,000 prorated to reflect the period from the time of appointment up until the annual meeting, such award vesting at the annual meeting. Additionally, each non-employee director, upon first election and each subsequent re-election at an annual meeting, receives a full-value value stock award having a fair market value up to $190,000, such award vesting at the earlier of the next annual meeting or one year from the date of grant.
Our 2018 Long Term Incentive Plan provides that, in a calendar year, the aggregate value of all compensation paid to or granted to any non-employee member of the Board, including equity awards (valued on the grant date pursuant to FASB ASC Topic 718) and cash compensation, shall not exceed $750,000.
The following table sets forth information regarding the cash and equity-based compensation paid to our non-employee directors for services as members of the Board or any Committee during fiscal year 2022.

Note that throughout this proxy statement, amounts may not compute exactly across individual lines of a table, and such differences are due to rounding to the nearest dollar.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2022

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(h)
John C. Carter (4)	$77,500	$189,957	$—	$267,457
Alexander M. Davern (5)	$95,000	$189,957	$—	$284,957
Timothy R. Dehne (6)	$92,610	$189,957	$—	$282,567
Deirdre R. Hanford (7)	$74,890	$189,957	$—	$264,847
Raghib Hussain (8)	$29,505	$158,120	$224,978	$412,603
Catherine P. Lego (9)	$76,212	$189,957	$—	$266,169
Alan R. Schuele (10)	$20,500	$—	$—	$20,500
David J. Tupman (11)	$147,610	$189,957	$—	$337,567

(1)    Represents fees earned or paid in cash for services as a director during the fiscal year ended March 26, 2022, including quarterly retainer fees and Committee chair and membership retainer fees.
(2)    On July 30, 2021, upon their re-election as directors at the Company’s 2021 annual meeting of stockholders, directors Carter, Davern, Dehne, Hanford, Lego, and Tupman received a full value stock award having a fair market value on the date of grant of approximately $190,000, which will vest at the earlier of one year or the 2022 Annual Meeting. Director Hussain received a prorated stock award to reflect his appointment as a director on September 29, 2021; this award will vest at the 2022 Annual Meeting. Amounts reported in this column represent the aggregate grant date fair value of the stock awards granted in fiscal year 2022, computed in accordance with FASB ASC Topic 718. See Note 14, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 26, 2022 for additional detail regarding the assumptions underlying the value of these awards.
(3)    On September 29, 2021, upon his appointment as a director, Mr. Hussain received an option to purchase shares of common stock with an exercise price equal to the closing price of common stock reported on Nasdaq on the date of grant. The amount in this column represents the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. See Note 14 Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 26, 2022 for additional detail regarding the assumptions underlying the value of these awards.

(4)    At the end of fiscal year 2022, Mr. Carter had no options outstanding and 2,300 RSUs outstanding.
(5)    At the end of fiscal year 2022, Mr. Davern had no options outstanding and 2,300 RSUs outstanding.
(6)    At the end of fiscal year 2022, Mr. Dehne had no options outstanding and 2,300 RSUs outstanding.
(7)    At the end of fiscal year 2022, Ms. Hanford had 15,515 options outstanding and 2,300 RSUs outstanding.
(8)    At the end of fiscal year 2022, Mr. Hussain had 7,238 options outstanding and 1,925 RSUs outstanding.
(9)    At the end of fiscal year 2022, Ms. Lego had 7,657 options outstanding and 2,300 RSUs outstanding.
(10)    At the end of fiscal year 2022, Mr. Schuele had no options outstanding and no RSUs outstanding. Mr. Schuele retired from the Board at the Company’s 2021 annual meeting.
(11)    At the end of fiscal year 2022, Mr. Tupman had 15,346 options outstanding and 2,300 RSUs outstanding.

Upcoming Changes to Director Compensation
On May 17, 2022, the independent directors of the Board approved certain modifications to director compensation based on recommendations by the Compensation Committee, which had reviewed information provided by Compensia concerning the Company’s director compensation compared to applicable market data. In particular, the independent directors of the Board approved modifications to:
•increase the Quarterly Director Retainer from $15,000 to $17,500;
•increase the Audit Chair Quarterly Retainer from $6,250 to $7,500;
•increase the Audit Committee Member Quarterly Retainer from $2,500 to $3,000;
•increase the Compensation Committee Member Quarterly Retainer from $1,875 to $2,500;
•increase the Governance and Nominating Committee Member Quarterly Retainer from $1,250 to $1,500; and
•increase the full-value stock award upon appointment and election from $190,000 to $210,000 (which, in the case of new non-employee directors who first join the Board by appointment prior to an annual meeting, will continue to be prorated as discussed above).
All these modifications will become effective at the start of the Company’s second quarter of fiscal year 2023 (June 26, 2022).

PROPOSALS TO BE VOTED ON
Proposal No. 1: Election of Directors
The Board approved eight nominees for election to the Board this year. During fiscal year 2022, effective September 29, 2021, Raghib Hussain was appointed to the Board as a new member, and he is included among this year’s nominees for re-election.
Information regarding each of our nominees is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected, or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.
Vote Required
In the election of directors, the eight persons receiving the highest number of “FOR” votes will be elected.
Director Resignation Policy
Any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election of directors shall tender to the Board their resignation as a director promptly following the certification of the election results. For purposes of this policy, (i) an “uncontested” election is one in which the Secretary determines that the number of nominees does not exceed the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting, and (ii) abstentions and broker non-votes will not be considered as either “WITHHOLD” votes or “FOR” votes. The Governance and Nominating Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it and the Board will act on such resignation, taking into account the Governance and Nominating Committee’s recommendation, within 90 days following the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate including without limitation any reasons given by stockholders for their “WITHHOLD” votes, the qualifications of the Director, and the Director’s contributions to the Board and the Company. The Board will promptly disclose publicly its decision to accept or reject such resignation and, if rejected, the reasons for doing so.

Information about Nominees
JOHN C. CARTER
Director since 2009
Mr. Carter, age 67, is currently a Principal at TCGen, which is a management consulting and advisory services firm that Mr. Carter founded in 2002 and is located in Menlo Park, California. Between November 2007 and January 2008, Mr. Carter was an Executive in Residence at Vantage Point Venture Partners, a venture capital firm in San Bruno, California, where he assisted in the management of several portfolio companies. Mr. Carter also served as Chief Technical Officer at Klipsch Group, a manufacturer of audio devices in Indianapolis, Indiana, between February 2005 and October 2007. Mr. Carter began his career as an engineer at Bose Corporation in 1978, later becoming its Chief Engineer. Mr. Carter holds a B.S. in Engineering from Harvey Mudd College in Claremont, California, and a Master’s in Electrical Engineering from Massachusetts Institute of Technology.
The Governance and Nominating Committee believes that Mr. Carter’s extensive management experience with companies in the consumer audio market and his knowledge of that market, in addition to his background in venture and private equity investment transactions, make him well qualified to be on the Board. Mr. Carter also has relevant prior engineering and technical experiences in the markets we serve.
ALEXANDER M. DAVERN
Director since 2015
Mr. Davern, age 55, is currently a member of the Board of Directors of National Instruments Corporation (“NI”); FARO Technologies, Inc.; and ESI Group. NI is an Austin-based public company that supplies measurement and automation products used by engineers and scientists in a wide range of industries. FARO Technologies is public company that provides leading-edge measurement solutions, and ESI Group is a company that provides virtual prototyping software and is traded on the Euronext exchange. Mr. Davern worked at NI between February 1994 and May 2020, and during his career at NI he served in numerous leadership positions, including as Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Since 2020, he also has a teaching position at the University of Texas McCombs School of Business. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland.
The Governance and Nominating Committee believes that Mr. Davern is well qualified to be on the Board based on his extensive leadership experience in all aspects of managing a high technology company in Austin, Texas. In addition, Mr. Davern has extensive international finance experience within the technology industry. The Governance and Nominating Committee further believes that his experiences, along with his financial expertise, his familiarity with acquisitions and integrations, and his international tax experience make him well qualified to provide valuable insights to the Board and to serve a role in the oversight of our financial reporting and accounting practices as Chair of the Audit Committee.
TIMOTHY R. DEHNE
Director since 2009
Mr. Dehne, age 56, is currently a consultant for technology-based companies. Most recently, he was the Chief Operating Officer of Xplore Technologies, a public company that was acquired by Zebra Technologies in August of 2018. Prior to that role, he served as Vice President of Engineering for Briggo, Inc., a privately held corporation in Austin, Texas from November 2013 until January 2018. Prior to this position, he served as the Vice President, Global Marketing, at Luminex Corporation between May 2012 and August 2013, an Austin-based company that was acquired by DiaSorin in 2021 and that developed, manufactured, and marketed innovative biological testing technologies with applications throughout the life science and diagnostic industries. Prior to his appointment to Vice President, Global Marketing, Mr. Dehne held the position of Vice President of Systems Research and Development, a position he held between July 2009 and May 2012. He previously worked at National Instruments Corporation, an Austin-based supplier of measurement and automation products used by engineers and scientists in a wide range of industries. Mr. Dehne spent over 21 years at National Instruments Corporation where he held many leadership positions while helping to significantly grow the Company to more than 4,000 employees and over $800 million in annual revenue. At National Instruments Corporation, he held the position of Senior Vice President, Research & Development. Prior to his role as Senior Vice President, Research & Development, Mr. Dehne served in various executive positions in marketing and engineering. Mr. Dehne holds a B.S. in Electrical Engineering from Rice University and served on the Board of Directors for Asset Intertech, a privately held company, where he also was Chair of its Compensation Committee from 2009 until August 2021 when the company was acquired.
The Governance and Nominating Committee believes that Mr. Dehne is well qualified to be on the Board based on his extensive leadership experience in all aspects of managing high technology companies in Austin, Texas, and his unique insight into significantly growing revenues at high technology companies while maintaining an innovative corporate culture and a great work environment. His leadership skills, experience in creating and capturing business opportunities, and experience in scaling up a business to enable growth are valuable to the Company and the Board.
JOHN M. FORSYTH
Director since 2021
Mr. Forsyth, age 48, became the Company’s President and Chief Executive Officer in January 2021. Previously, from January 2020, he held the role of President, and prior to that position, from June 2018, he was the Company’s Chief Strategy Officer. Previously, from August 2014, he served as Vice President of Product Marketing. Mr. Forsyth joined the Company in 2014 through the acquisition of Wolfson Microelectronics, where he served as Vice President of Audio Products.

The Governance and Nominating Committee believes that Mr. Forsyth’s current role as President and CEO of the Company makes him well qualified to be on the Board based on his detailed and unique knowledge of the Company’s operations, opportunities, and challenges. In addition, the Governance and Nominating Committee believes that having Mr. Forsyth serve on the Board helps to bridge the gap between the Board and management, to facilitate the regular flow of information between management and the Board, and to ensure that the Board and management act with a common purpose to execute our strategic initiatives and business plans.

DEIRDRE R. HANFORD
Director since 2018
Ms. Hanford, age 59, is currently Chief Security Officer and Member of Corporate Staff of Synopsys, Inc., a leading company in the fields of electronic design automation, semiconductor intellectual property, and software security. In this role, Ms. Hanford leads information security efforts to enable secure hardware, software, and semiconductor design. Previously, from December 2016 through May 2019, Ms. Hanford held the title of Co-General Manager, Design Group for Synopsys where she co-led the development and deployment of Synopsys’s analog/mixed-signal product lines, digital implementation product lines and professional design services organization. Previously, from 2003-2016, Ms. Hanford was the Executive Vice President of Customer Engagement for Synopsys where she led global technical services. Ms. Hanford earned a B.S. in Engineering with a concentration in Electrical Engineering from Brown University and an M.S. in Electrical Engineering from the University of California, Berkeley. Ms. Hanford currently chairs Brown University's Engineering Advisory Committee and serves on the Engineering Advisory Board for University of California Berkeley's College of Engineering. In December 2017 she was named to VLSI Research’s 2017 All Stars of the Semiconductor Industry.
The Governance and Nominating Committee believes that Ms. Hanford is well qualified to be on the Board based on her extensive leadership skills and engineering and technology experience in the semiconductor, semiconductor tools, and software fields, including her business and technical experience with analog and mixed-signal products. The Governance and Nominating Committee also believes that Ms. Hanford’s substantial information security experience and expertise make her well qualified to be on the Board and to serve a role in the oversight of cybersecurity as a member of the Audit Committee.

RAGHIB HUSSAIN
Director since September, 2021
Mr. Hussain, age 51, is currently President of Products and Technologies at Marvell Technology, Inc., a fabless semiconductor supplier. In this role, he oversees Marvell’s businesses and technologies by defining overall strategy, aligning roadmaps, monitoring and prioritizing product development, leading innovation, and driving growth. Mr. Hussain also has oversight of the Office of the Chief Technology Officer, which drives Marvell’s long-term technology vision and strategy transformation efforts. Previously, from July 2018 to June 2021, Mr. Hussain held the title of Chief Strategy Officer and Executive Vice President of Marvell’s Networking and Processors Group. Prior to this role, from 2001–2018, he served as Co-Founder, Chief Technology Officer, and Chief Operating Officer of Cavium, Inc., a semiconductor company that offered a portfolio of infrastructure solutions for compute, security, storage, switching, connectivity, and baseband processing, and which was acquired by Marvell in July 2018. Mr. Hussain earned a B.S. degree in Computer Systems Engineering from NED University in Karachi, Pakistan and an M.S. degree in Computer Engineering from San Jose State University. He holds more than 40 patents in the fields of networking and security. Additionally, since 2018, Mr. Hussain has served on the Center for Asia Pacific Policy (CAPP) advisory board of the RAND Corporation, a nonprofit research organization that develops solutions to public policy challenges.
The Governance and Nominating Committee believes that Mr. Hussain is well qualified to be on the Board based on his extensive leadership skills, background in mergers and acquisitions, and engineering and technology experience in the semiconductor field, including his business and technical experience with driving long-term technology and growth strategies in the communications, security, networking, and computing markets.

CATHERINE P. LEGO
Director since 2020
Ms. Lego, age 65, is the founder of Lego Ventures LLC, a consulting services firm and source of start-up capital for early-stage technology companies, which she operated from 1992 until December 2018. She currently serves as a member of the Board of Directors of (1) Guidewire Software, Inc., an industry platform provider for property and casualty insurers, since September 2019, where she serves as the Audit Committee Chair and is a member of the Nominating and Governance Committee and (2) Lam Research Corporation, a wafer fabrication equipment company, since 2006, where: (a) she was Chair of the Compensation Committee from 2015 to 2021, (b) she has been a member of the Nominating and Governance Committee since 2014, and (c) she has been a member since 2021 of the Audit Committee, which she had chaired from 2009 to 2014.
In the past five years, Ms. Lego has served on the boards of (1) Cypress Semiconductor Corp., a developer of advanced embedded system solutions, between September 2017 and April 2020, where she served as Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee and (2) IPG Photonics Corporation, a high-power fiber laser and amplifier company for diverse applications, between July 2016 and May 2021, where she was a member of the Audit Committee and Chair of the Compensation Committee. Prior to 2017, Ms. Lego served on several other public company boards, along with other privately-held technology companies. Ms. Lego previously was a partner at two venture capital funds and practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego received a B.A. degree in economics and biology from Williams College and a M.S. degree in accounting from the New York University Stern School of Business.
The Governance and Nominating Committee believes that Ms. Lego is well qualified to serve as a director of the Company based on her extensive board-level experience; her substantial risk management, accounting, and finance expertise; her knowledge of the electronics and semiconductor industries; her experience with mergers, acquisitions, and corporate financing; and her Board governance experience and knowledge, including her service as a chair of an audit committee and member of audit, compensation, and nominating and governance committees.

DAVID J. TUPMAN
Director since 2015
Dr. Tupman, age 59, is currently the owner of Details Lab Inc., an advisory firm focusing on scaling organizations for high-growth, technology development and new product introduction. From 2001 to 2011, Dr. Tupman rose from manager to Vice President of hardware engineering at Apple Inc., where he led the hardware engineering and technology teams for multiple mobile devices. Prior to Apple, Dr. Tupman worked at Psion Computers in London, England, from 1995 to 2001 as a hardware-engineering manager, developing a number of personal digital assistant products. From 1988 to 1995, Dr. Tupman was a Principal Design Engineer at Schlumberger in Farnborough, England, where he developed low power, high precision sensors for the gas, fuel and aerospace industries. Dr. Tupman holds a Bachelor’s degree in Electronics Engineering and an honorary doctorate (D.Sc.) from the University of Salford, England. Dr. Tupman is named as an inventor on more than 30 U.S. patents. Dr. Tupman has also served as a director of Pixelworks, Inc., a company that develops video display processing technology, since April 2014.
The Governance and Nominating Committee believes that Dr. Tupman is well qualified to be on the Board based on his extensive engineering and technology experience in the consumer electronics and industrial markets.
The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees.
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 25, 2023. During the fiscal year that ended March 26, 2022, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services.
The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.

For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board,” as well as the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
A representative of Ernst & Young is expected to attend the Annual Meeting and be available to respond to questions and, if they desire, to make a statement.
The Board recommends a vote “FOR” Proposal No. 2.
If the appointment is not ratified, the Audit Committee retains the discretion to select other auditors for the following fiscal year or to determine that Ernst & Young will continue to serve as the independent auditor. Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 25, 2023, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.
Proposal No. 3: Advisory Vote to Approve Executive Compensation
Section 14A of the Securities Exchange Act of 1934 and related rules of the SEC enable our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our CEO, our Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers (collectively, our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement. This vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation of the NEOs, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
As described in detail in the section of this proxy statement entitled, “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain executive officers, while aligning their interests with those of our stockholders. Under this program, our executive officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables of this proxy statement for additional information about our executive compensation program, including information about the compensation of the NEOs for fiscal year 2022.
By way of this proposal, commonly known as a “Say-on-Pay” proposal, we are asking our stockholders to indicate their support for the compensation of the NEOs as described in this proxy statement. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies, and practices described in this proxy statement.
The stockholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board recommends a vote “FOR” Proposal No. 3.
Proposal No. 4: Approval of the Second Amendment to the 2018 Long Term Incentive Plan
Background and Purpose of the Proposal

The Cirrus Logic, Inc. 2018 Long Term Incentive Plan (the “LTIP”) was adopted by the Board and originally approved by the stockholders on August 3, 2018. The LTIP was amended by the First Amendment, which was approved by the stockholders on July 31, 2020, to increase the share pool limit under the LTIP from 6,125,205 to 9,325,205 shares. At this year’s Annual Meeting, stockholders will be asked to approve an additional increase in the number of shares available for issuance under the LTIP by 2,090,000 shares (the “Second Amendment”). If approved by the Company’s stockholders at the Annual Meeting, the Second Amendment will become effective July 29, 2022. The Second Amendment is attached hereto as Exhibit 1, and the LTIP and the First Amendment are attached hereto as Exhibit 2. If the Second Amendment becomes effective, the Company will register the additional shares on a Registration Statement on Form S-8 as soon as practicable after July 29, 2022. The material features of the Second Amendment and, more generally, the LTIP, are described below.

Summary of the Second Amendment to the LTIP

The use of stock-based awards under the Plan continues to be a key element of the Company’s compensation program. The purpose of the Second Amendment is to increase the number of shares of common stock that the Company may issue under the Plan by 2,090,000 shares, from 9,325,205 to 11,415,205 shares. As of March 26, 2022, there were 2,660,762 shares underlying outstanding restricted stock units (“RSUs”) and performance-based RSUs (“PBRSUs”, and together with RSUs, the “Full Value Awards”) and 820,123 shares underlying outstanding stock options (the “Appreciation Awards”). No other equity awards were outstanding under any of the Company’s equity compensation plans, including the LTIP as of such date. As of March 26, 2022, there were only 2,617,141 shares available under the LTIP.

Key LTIP Features Designed to Protect Stockholders’ Interests
The LTIP’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following LTIP features:

•Independent Administrator. The Board of Directors (the “Board”), or the Compensation Committee of the Board (consisting of two or more directors, the “Committee”), will generally be the administrator of the LTIP. Administrative powers may be delegated to any subcommittee or officer of the Company, but all determinations regarding awards to subcommittee members and our directors must be made by the Board or the Committee. All determinations regarding awards to our executive officers must be made by (a) the Board, (b) a subcommittee composed solely of two or more non-employee, independent directors designated by the Committee, or (c) the Committee, provided that any non-independent members of the Committee abstain or recuse themselves from such action and that, upon such abstention or recusal, the Committee remains composed solely of two or more independent members.
•No Evergreen Feature; Stockholder Approval is Required for Additional Shares. The LTIP does not include an “evergreen” provision providing for annual automatic increases to the shares available for grant pursuant to the LTIP. The LTIP authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.
•Repricing Prohibited. The LTIP requires that stockholder approval be obtained for any repricing, exchange or buyout of underwater awards.
•Reloading Prohibited. The LTIP prohibits granting stock options (“Options”) with replenishment features.
•No Discount Awards; Maximum Term Specified. Options and SARs must have an exercise price or grant price no less than the closing price of our Common Stock on the date the award is granted and a term that is no longer than ten years.
•Minimum Vesting Requirements. The LTIP mandates a vesting period of at least one year of all equity award types under the LTIP, which applies to no less than 95% of the share pool limit under the LTIP.
•No Dividends on Unvested Awards. The LTIP prohibits the payment of dividends or dividend equivalents on awards unless and until the award has vested and the risk of forfeiture has lapsed.
•No Liberal Share Recycling Provision. The LTIP does not include liberal share recycling provisions.
•Change in Control Provisions. Vesting of outstanding awards or exercisability is not accelerated automatically upon a change in control of the Company unless otherwise provided in the applicable award agreement or the Committee deems it appropriate.
•No Liberal Change in Control Definition. The change in control definition in the LTIP is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the LTIP to be triggered (stockholder approval of a change in control transaction without its consummation will not trigger the change in control provisions in the LTIP).
•Limit on Non-Employee Director Awards. The sum of any cash compensation and the grant date fair value of awards granted under the LTIP to any non-employee director as compensation for services during any calendar year may not exceed $750,000 for an annual grant, subject to limited exception in extraordinary circumstances.
•Recoupment/Clawback. Awards granted under the LTIP will be subject to recoupment in accordance with our clawback policy. See the section of this proxy statement entitled, “Clawback Policy and Prohibition Against Short Selling, Hedging, and Pledging.”
•Stock Ownership and Holding Guidelines. As further described in this proxy statement, our executives and directors are required to comply with robust stock ownership guidelines. See the section of this proxy statement entitled, “Stock Ownership Guidelines.”
Why We Support the Proposal

The LTIP is a broad-based plan under which the Company grants awards to its current and prospective employees, including officers, directors, and consultants. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its non-employee directors and employees with the interests of its stockholders. Therefore, to attract, retain and motivate non-employee directors, officers and employees and, in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, the Board has adopted the Second Amendment to the LTIP, subject to stockholder approval. Approval of the Second Amendment will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to retain and motivate employees and others providing services to the Company or any subsidiary. While the Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant retention, motivational and performance benefits that are achieved from making such awards. In addition, the LTIP includes terms that reflect our strong commitment to governance measures and plan design features considered important by key institutional stockholders and proxy advisory firms.

The Board determined that an increase of 2,090,000 shares was appropriate based on a number of factors, including: the current number of shares available for grants under the LTIP, the number of shares that remain subject to outstanding awards, the potential dilutive effects on the Company’s stockholders, the Company’s historical award granting practices and burn rate, and the anticipated future needs for equity to be able to attract and retain employees and members of our leadership team.

Consequence of Failing to Approve the Proposal

If this Proposal No. 4 is not approved by the Company’s stockholders, the LTIP will continue to be effective, and there will be no impact on the rights of existing award holders under the LTIP. However, our ability to grant equity awards to our new hires and existing employees and management team will be severely limited, which would place us at a competitive disadvantage. The Company would be required to reevaluate its current use of equity-based awards pursuant to the LTIP to eligible employees and directors in the future and our compensation programs in general.

Outstanding Equity Awards
In setting the number of shares authorized for issuance under the LTIP, we considered the total outstanding equity awards under the LTIP. As of March 26, 2022, there were 2,617,141 shares of common stock available for issuance under our equity compensation plans. To facilitate the approval of the Second Amendment, set forth below is certain additional information as of the Record Date (May 31, 2022).
As of the Record Date, we had 55,892,023 shares of common stock issued and outstanding. The closing price of the common stock as reported on the NASDAQ Stock Market on May 31, 2022 was $81.54.
Historical Equity Award Granting Practices
We also considered both our total equity “overhang” and our historical and projected annual “burn rate” in developing our proposed share increase and analyzing the impact of using equity as a means of compensation on our stockholders.
Burn rate provides a measure of the potential dilutive impact of our equity award program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. In proposing the number of shares authorized for issuance under the LTIP, as amended by the Second Amendment, we considered the number of equity awards granted under the LTIP in the past three fiscal years. In the 2020, 2021, and 2022 fiscal years, the Company granted equity awards as follows:

	2020	2021	2022
Appreciation Awards Granted	168,900	95,761	88,220
Full Value Awards Granted	1,060,220	972,551	1,106,569
Adjusted Full Value Awards(1)	2,120,440	1,945,102	2,213,138
Adjusted Total Granted	2,289,340	2,040,863	2,301,358
Weighted-Average Total Shares Outstanding	58,317,336	58,106,275	57,278,161
Adjusted Burn Rate	3.93%	3.51%	4.02%
(1)    Adjusted Full Value is two times the Full Value.
We also considered our three-year average burn rate (2020, 2021, and 2022) which is 3.82%. Our historical burn rate is below the 5.91% benchmark published by Institutional Shareholder Services (ISS) for companies within our industry/index and is reasonable, especially given our broad-based use of equity awards to compensate our employees. A low burn rate reflects a judicious use of equity for compensation purposes. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.
Our future burn rate will depend on a number of factors, including the number of participants in the LTIP, the per share price of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.
Expected Share Usage Needs
In setting the number of shares authorized for issuance under the LTIP, as amended, we also considered the potential dilution that would result by approval of the increase in the LTIP share pool. The actual dilution will depend on several factors, including the types of awards made under the LTIP.
Overhang is a measure of potential dilution which we define as (A + B) / (A + B + C), where:

A = shares available for future award grants
B = shares underlying all outstanding equity awards outstanding
C = total shares of common stock outstanding
As of May 18, 2022:

A = 2,535,416 shares
B = 3,523,677 shares
C = 56,108,704 shares (or 58,198,704 shares if shares available for grant are included)

Accordingly, our overhang as of May 18, 2022 was 10%, which we believe is reasonable relative to similarly situated companies. If the 2,090,000 additional shares of common stock proposed to be authorized for grant pursuant to the Second Amendment are included in this calculation, our overhang would be 13%.

Summary of the LTIP

The following is a summary of the most significant features of the LTIP (as amended by the First and Second Amendments) and does not purport to be a complete description of all provisions of the LTIP. The LTIP should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the proposed Second Amendment and the complete text of the LTIP, as amended by the First Amendment, which are attached to this proxy statement as Exhibits 1 and 2.

Administration. The LTIP is administered by a committee of two or more directors (the “Committee”) designated by the Board except to the extent the Board elects to administer the LTIP (in which case references to the “Committee” are references to the Board). The Committee has broad discretion to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and establish the terms and conditions of awards. The Committee may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the LTIP. In addition, the Committee, in its sole discretion, has the power and authority to determine who is eligible to participate in the LTIP outside of the United States, modify the terms and conditions of awards, establish sub-plans with applicable foreign jurisdiction provisions, or take other actions deemed advisable to comply with foreign laws or securities exchange rules. The description of the LTIP set forth within this summary addresses the terms and conditions of the LTIP largely with respect to United States-based award recipients, therefore an award granted to an employee that is subject to foreign laws or regulations may differ from the descriptions set forth herein or contained within the LTIP document.

Eligibility. The Committee selects the individuals who will participate in the LTIP. Any individual who is an officer or employee of the Company or any of our affiliates, and any other person who provides services to us or our affiliates, including members of the Board, are eligible to receive awards under the LTIP at the discretion of the Committee. As of March 26, 2022, we have 1,591 employees and seven non-employee members of the Board who are eligible to participate in the LTIP. Consultants are eligible to receive awards pursuant to the LTIP, but as the Committee has sole discretion to determine whether such consultants could receive an award, the number of consultants that could receive LTIP awards is not determinable at this time.

Shares Subject to the LTIP. Subject to stockholder approval of the Second Amendment to the LTIP and the adjustments described below, the total aggregate number of shares of common stock that may be subject to awards under the LTIP, since the inception of the LTIP, is 11,415,205 shares. This number consists of the 2,090,000 shares being requested in connection with this Second Amendment, 3,200,000 additional shares that were added to the LTIP’s reserve by the First Amendment and approved by our stockholders at the 2020 Annual Meeting, 2,300,000 shares that were initially reserved for the LTIP in connection with the adoption of the LTIP effective August 3, 2018, and 3,825,205 shares of common stock that were available for issuance under a predecessor equity compensation plan at the time of the adoption of the LTIP or were forfeited or otherwise generally terminated without delivery from a predecessor equity compensation plan that was replaced by the LTIP. As of March 25, 2022 (the last trading day of fiscal year 2022), the price per share of the Company’s common stock was $87.69 per share. The shares issued pursuant to awards under the LTIP may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

The LTIP aggregate share limit is adjusted as follows:

•To the extent that a share of common stock is subject to an outstanding Full-Value Award, that award will reduce the aggregate share limit by 1.5 shares of common stock.
•To the extent that a share of common stock is subject to an outstanding Appreciation Award, the award reduces the aggregate share limit by one share of common stock.
•Shares of common stock subject to an award, which expire, are cancelled, exchanged, settled in cash or otherwise terminated without actual delivery of shares will again be available for awards pursuant to the LTIP.

For the avoidance of doubt, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an award or taxes relating to an award, (ii) shares that were subject to an Option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such stock option or SAR, and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available again for awards pursuant to the LTIP. Awards that may only be settled in cash will not count against the share limit for the LTIP. In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company, the Committee will adjust the LTIP aggregate share limit to reflect the transaction or event.

Director Limitations on Awards. In any one calendar year, the aggregate value of all compensation paid to or granted to any non-employee member of the Board, including awards granted pursuant to the LTIP and all cash compensation, may not exceed $750,000; except that such limitation will be without regard to compensation provided to any non-employee member of the Board during any period in which such individual was providing services to the Company in an employee or consultant capacity. To calculate the $750,000 annual maximum, awards granted pursuant to the LTIP are valued on the grant date pursuant to FASB ASC Topic 718, and all other cash compensation may include, but is not limited to, quarterly retainer fees and committee fees.

Awards under the LTIP
The LTIP gives the Compensation Committee the ability to award Options, SARs, restricted stock, restricted stock units, stock awards, other stock-based awards, cash awards, substitute awards and performance awards. Except for 5% of the aggregate number of shares of common stock reserved for issuance pursuant to the LTIP, each award is granted with a vesting schedule of at least one year following the date of grant.

•Options. The Committee may grant incentive stock options and options that do not qualify as incentive stock options (“nonqualified stock options”), except that incentive stock options may only be granted to our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of an Option cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the Option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the Option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the Option must not be exercisable more than five years from the date of grant. Any share of common stock that is available for grant pursuant to the LTIP may be available for the issuance of shares pursuant to any award type under the plan, including upon the exercise of incentive stock options.

•Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date on which the SAR is granted.

The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the Committee.

•Restricted Stock. Restricted stock is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. If stock is distributed in connection with dividends paid with respect to common stock underlying an award of unvested restricted stock, the stock dividend will be subject to the same restrictions and risk of forfeiture as the restricted stock award. If dividends paid with respect to the common stock underlying restricted stock are distributed in cash, then the dividends will either be reinvested in additional shares of restricted stock subject to the same terms and conditions as the original award or will be subject to the same vesting and forfeiture provisions as the underlying award and will not become payable unless the underlying award is settled.

•Restricted Stock Units. A restricted stock unit is a right to receive cash, common stock or a combination of cash and common stock at the end of a specified period, equal to the fair market value of one share of our common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Committee

•Stock Awards. A stock award is a transfer of unrestricted shares of our common stock on terms and conditions determined by the Committee.

•Other Stock-Based Awards. Subject to limitations under applicable law and the terms of the LTIP, the Committee may grant other awards valued in whole or in part based on our common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, our affiliates.

•Cash Awards. The LTIP permits the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the LTIP.

•Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the LTIP or under another plan of the Company or any of its affiliates, or any other right of an eligible person to receive payment from us or any of our affiliates. Awards may also be granted under the LTIP in substitution for similar awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or one of our affiliates.

•Performance Awards. A Performance award is an award with respect to which a participant’s right to receive cash, shares of our common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The Committee will determine the applicable performance period, the performance goals and such other conditions that may apply to each performance award. The Committee may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award.

•Dividend or Dividend Equivalent Rights. In the event that a dividend or dividend equivalent right is granted in connection with any award under the LTIP, (i) in no event shall the dividend or dividend equivalent right be distributed to the participant before the underlying common stock covered by the award to which the dividend or dividend equivalent right relates becomes vested or issued, (ii) any such dividend or dividend equivalent right shall be subject to the same restrictions and risk of forfeiture as the underlying common stock subject to the award, and (iii) the dividend or dividend equivalent right will be paid, if at all, at the time such restrictions or risk of forfeiture lapse.

Recapitalization and Other Corporate Transactions. In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718, which would result in additional compensation expense to the Company under the provisions of ASC Topic 718 (a “Corporate Event”), the Committee will (or to the extent not required by applicable law, may) make such equitable and appropriate adjustments to (i) the aggregate number or kind of shares that may be delivered under the LTIP, (ii) the maximum number of shares that may be granted to a covered employee each year, (iii) the number or kind of shares or amount of cash subject to an award, (iv) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (v) the applicable share-based limitations with respect to awards provided in the LTIP, in each case to equitably reflect such event.

Change in Control. Except to the extent otherwise provided in any applicable award agreement, in the event of a change in control or other changes in the Company or our common stock after a grant date, the Committee may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or SAR for no consideration if it has an exercise price or grant price of less than the price paid in the change in control transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment, or (iv) make any other adjustments to awards (including no adjustments) that the Committee deems appropriate to reflect the applicable transaction or event.

No Repricing
Except in connection with the issuance of substitute awards under certain conditions or in connection with adjustments to awards granted under the LTIP as a result of a corporate transaction involving us, without the approval of the stockholders of the Company, the terms of an outstanding Option or SAR may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price thereof, (iii) exchange any Option or SAR for stock, cash or other consideration when the exercise price per share of common stock under such Option or SAR exceeds the fair market value of a share of common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the NASDAQ listing standards.

Amendment and Termination
The LTIP automatically expires on the tenth anniversary of its original effective date, or August 3, 2028. The Committee may amend or terminate the LTIP at any time prior to its expiration, subject to stockholder approval if required by applicable law, rule or regulation, including the NASDAQ rules. The Committee may amend the terms of any outstanding award granted under the LTIP at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.

Clawback. The LTIP and all awards granted thereunder are subject to any clawback or recoupment policy adopted by the Company. See the section of this proxy statement entitled, “Clawback Policy and Prohibition Against Short Selling, Hedging, and Pledging.”

Certain U.S. Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences of awards issued under the LTIP. This description is based on the law as of the date of this proxy statement, which is subject to change (possibly retroactively). The tax treatment of awards under the LTIP may vary depending on a participant’s particular situation and may, therefore, be subject to special rules not discussed below. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs, restricted stock units, and certain other awards that may be granted pursuant to the LTIP, could be subject to additional taxes unless they are designed to comply with certain requirements set forth in Section 409A of the Code and guidance promulgated thereunder. Potential foreign, state, or local income tax consequences to the Company or participants associated with the LTIP and its awards granted to eligible individuals, including in jurisdictions outside of the United States, are not addressed herein.

Tax Consequences to Participants
Appreciation Awards: Options and SARs. Participants will not realize taxable income upon the grant of an Option (whether a nonqualified stock option or incentive stock option) or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash or the fair market value of the shares of common stock received, over (ii) the exercise price of the award (the “Spread”). A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. As explained under “Tax Consequences to the Company” below, we should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by a participant upon the exercise of a nonqualified stock option or SAR. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the shares’ holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

As noted above, Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, except that the Spread with respect to the shares of common stock received upon exercise of the incentive option (“ISO Shares”) will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, then, as described in the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a tax deduction for federal income tax purposes equal to the amount of ordinary income recognized by a participant due to the Disqualifying Disposition.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a nonqualified stock option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the Option’s exercise price (except that a participant would still recognize ordinary income upon exercise of a nonqualified stock option in the manner described above). Moreover, the number of shares of common stock received upon exercise (equal to the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option’s or incentive stock option’s exercise price) will have a tax basis that equals, and a capital gain holding period that includes, the tax basis and capital gain holding period of the surrendered shares of common. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of income recognized by the participant under the rules described above.

The LTIP generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the Committee to permit the transfer of awards (other than incentive stock options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (IRS) has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $16,000 per donee (for 2022, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Full Value Awards: Restricted Stock, Stock Awards, Restricted Stock Units, Other Stock-Based Awards and Performance Awards. A participant generally will recognize ordinary income upon receipt of cash pursuant to a Full Award Value. In the case of RSUs, performance shares and performance units, generally the value of any cash and the fair market value of any shares of common stock received by the participant are includible in income when the awards are paid. In the case of restricted stock awards, this amount is includible in the participant’s income when the award vests and is no longer subject to a substantial risk of forfeiture, unless the participant has filed an election under Section 83(b) of the Code with the IRS to include the fair market value of the restricted shares in income as of the date the award was granted. Any dividends or dividend equivalents paid on unvested Full Value Awards are also ordinary income for participants.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as income. The participant’s capital gain holding period with respect to those shares of common stock will commence on the later of the date the shares of common stock are issued to the participant or the date the restrictions on such shares lapse. As described in the “Tax Consequences to the Company” section below, the Company will be entitled to a deduction for federal income tax purposes equal to the amount included in the ordinary income of a participant under the foregoing rules.

Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Deduction Limitations. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000. Despite this limitation, the Company may determine that it is in the Company’s best interests to grant awards pursuant to the LTIP that may not be tax deductible to the Company.

New Plan Benefits

A summary of the material features of the LTIP, including the class of persons eligible to participate in the LTIP, is included above under the title “Summary of LTIP.”

Because awards granted under the LTIP are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to eligible individuals. Therefore, we have not included a New Plan Benefits Table in this proxy statement.

The Company made its annual equity awards under the LTIP for fiscal year 2022 to the NEOs, non-employee directors, and to its other eligible employees. The grants to the NEOs are reflected in the “Fiscal Year 2022 Grants of Plan-Based Awards Table” that can be found in the Executive Compensation Tables section of this proxy statement. The fiscal year 2022 grants to non-employee directors are reflected in the “Director Compensation Table for Fiscal Year 2022” in the Corporate Governance section of this proxy statement.

Awards Granted Under the LTIP

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the LTIP as of March 26, 2022:

Name and Position (or Group)	Number of Shares
All Named Executive Officers:
John M. Forsyth President and Chief Executive Officer	174,115
Thurman K. Case Vice President, Chief Financial Officer and Principal Accounting Officer[1]	51,997
Gregory S. Thomas Senior Vice President, General Counsel and Corporate Secretary	65,950
Jeffrey W. Baumgartner Vice President, Research and Development	69,327
Andy Brannan Vice President, Worldwide Sales	61,515
All Current Executive Officers as a Group	674,659
All Current Directors who are not Executive Officers, as a Group	95,056
Each Nominee for Election as Director:
John C. Carter	13,100
Alexander M. Davern	13,100
Timothy R. Dehne	13,100
Deirdre R. Hanford	22,782
Catherine P. Lego	10,711
David J. Tupman	13,100
Raghib Hussain	9,163
All Employees as a Group, Excluding Current Executive Officers	4,296,387

1 Mr. Case resigned as our CFO and Principal Accounting Officer in fiscal year 2023, effective as of April 18, 2022.

The Board recommends a vote “FOR” Proposal No. 4. This Proposal requires the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter. The Board believes that the approval of the Second Amendment to the LTIP is essential to the Company’s continued success.

All duly submitted proxies that are signed, but which do not provide instructions for how to vote, will be voted FOR the approval of the Second Amendment by the persons named as proxy holders. All members of the Board and our executive officers are eligible for awards under the LTIP and thus have a personal interest in the approval of the Second Amendment.
OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table contains information regarding the beneficial ownership of common stock as of May 10, 2022, by:
•    The stockholders we know to beneficially own more than 5% of outstanding common stock;
•    Each director and nominee named in this proxy statement;
•    Each executive officer named in the Summary Compensation Table included in this proxy statement; and
•    All of our directors and executive officers as a group.
Common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable. In addition, unless otherwise indicated in the footnotes, the beneficial owner’s address is 800 W. 6th Street, Austin, Texas 78701.

Beneficial Owner	Shares Beneficially Owned
5% or Greater Stockholders:	Number	Percent (1)
FMR LLC (2)	8,566,946	15.1322%
Blackrock, Inc. (3)	5,910,845	10.4406%
The Vanguard Group (4)	5,771,206	10.1939%

Directors and Named Executive Officers:
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary (5)	75,025	*
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer (6)	60,868	*
John M. Forsyth, President and Chief Executive Officer and Director (7)	52,554	*
Jeffrey W. Baumgartner, Vice President, Research and Development (8)	42,133	*
David J. Tupman, Director (9)	32,308	*
Andrew Brannan, Vice President, Worldwide Sales (10)	21,850	*
Deirdre R. Hanford, Director (11)	18,542	*
Alexander M. Davern, Director (12)	17,575	*
Timothy R. Dehne, Director (13)	15,014	*
John C. Carter, Director (14)	14,406	*
Catherine P. Lego, Director (15)	7,901	*
Raghib Hussain, Director	—	—

All current directors and executive officers as a group (18 persons) (16)	506,391	0.8895%

* Less than 1% of the outstanding common stock
(1)    Percentage ownership is based on 56,614,084 shares of common stock issued and outstanding on May 10, 2022. Shares of common stock issuable under stock options that are currently exercisable or will become exercisable within 60 days after May 10, 2022, and shares of common stock subject to restricted stock units (“RSUs”) and performance-based RSUs (“PBRSUs”) that will vest and be issued within 60 days after May 10, 2022, are deemed to be outstanding and beneficially owned by the person holding such options or RSUs or PBRSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage of any other person. This table does not include options, PBRSUs, or RSUs that vest more than 60 days after May 10, 2022.

(2)    Based on a Schedule 13G filed with the SEC on February 9, 2022, FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, is the beneficial owner of 8,566,946 shares, with sole voting power as to 2,303,707 shares, and sole dispositive power as to 8,566,946 shares.
(3)    Based on a Schedule 13G filed with the SEC on January 27, 2022, Blackrock, Inc., 55 East 52nd Street, New York, NY 10055, is the beneficial owner of 5,910,845 shares, with sole voting power as to 5,586,815 shares, and sole dispositive power as to 5,910,845 shares.
(4)    Based on a Schedule 13G filed with the SEC on February 9, 2022, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, is the beneficial owner of 5,771,206 shares, with sole voting power as to 0 shares, sole dispositive power as to 5,692,846 shares, shared dispositive power as to 78,360 shares, and shared voting power as to 28,594 shares.
(5)    Includes 57,786 shares issuable upon exercise of options held by Mr. Thomas and 17,239 shares held directly.
(6)    Includes 50,849 shares issuable upon exercise of options held by Mr. Case and 10,019 shares held directly.
(7)    Includes 32,447 shares issuable upon exercise of options held by Mr. Forsyth and 20,107 shares held directly.
(8)    Includes 39,050 shares issuable upon exercise of options held by Mr. Baumgartner and 3,083 shares held directly.
(9)    Includes 15,346 shares issuable upon exercise of options held by Mr. Tupman and 16,962 shares held directly.
(10)    Includes 14,916 shares issuable upon exercise of options held by Mr. Brannan and 6,934 shares held directly.
(11)    Includes 13,575 shares issuable upon exercise of options held by Ms. Hanford and 4,967 shares held directly.
(12)    Includes 0 shares issuable upon exercise of options held by Mr. Davern and 17,575 shares held directly.
(13)    Includes 0 shares issuable upon exercise of options held by Mr. Dehne and 15,014 shares held directly.
(14)    Includes 0 shares issuable upon exercise of options held by Mr. Carter and 14,406 shares held directly.
(15)    Includes 4,147 shares issuable upon exercise of options held by Ms. Lego and 3,754 shares held directly.

(16)    Includes options held by all executive officers and directors to purchase an aggregate of 317,269 shares of common stock that are exercisable within 60 days of May 10, 2022.

EXECUTIVE OFFICERS
Carl J. Alberty – Vice President, Mixed-Signal Products
Mr. Alberty, age 45, was appointed Vice President of Mixed-Signal Products in March 2019. Prior to this position, since March 2015, he was Vice President of Product Marketing. Mr. Alberty joined the Company in 1999 in an engineering role supporting audio products and has worked in various audio product marketing leadership roles, leading up to his most recent positions.
Scott A. Anderson – Senior Vice President, Supply Chain and Engineering Operations
Mr. Anderson, age 68, was appointed Senior Vice President, Supply Chain and Engineering Operations in March 2019. Previously, since October 2007, he was Senior Vice President and General Manager, Mixed-Signal Audio Division. Prior to joining the Company, Mr. Anderson served as the President and Chief Operating Officer of Freescale Semiconductor between March 2004 and February 2005, and as President and Chief Executive Officer of Motorola Semiconductor Products Sector between February 2003 and December 2003.
Jeffrey W. Baumgartner – Vice President, Research and Development
Mr. Baumgartner, age 48, was appointed Vice President of Research and Development in October 2018. Previously, since April 2018, he was Vice President of Silicon Development. Prior to that position, since March 2015, he was Vice President of Engineering. Mr. Baumgartner joined the Company in 1998 as a design engineer, and in 2006, he began his career in engineering management.
Andrew Brannan – Vice President, Worldwide Sales
Mr. Brannan, age 55, joined Cirrus Logic as part of the Wolfson Microelectronics plc (“Wolfson”) acquisition in August 2014. Mr. Brannan had worked at Wolfson since 2009, where he was Chief Commercial Officer. Immediately before joining Wolfson, Mr. Brannan served as a board member and Executive Vice President of Sales and Customer Operations at Symbian Software Limited.
Justin Dougherty – Vice President, Engineering Operations
Mr. Dougherty, age 45, was appointed to Vice President, Engineering Operations in June 2019. Prior to this position, he was Director of Engineering Operations. Mr. Dougherty joined the Company in 2013 as Senior Manager of Product and Test Engineering.
John M. Forsyth – President and Chief Executive Officer, and Director Nominee
Mr. Forsyth, age 48, became the Company’s President and Chief Executive Officer in January 2021. Previously, from January 2020, he held the role of President, and prior to that position, from June 2018, he was the Company’s Chief Strategy Officer. Previously, from August 2014, he served as Vice President of Product Marketing. Mr. Forsyth joined the Company in 2014 through the acquisition of Wolfson Microelectronics, where he served as Vice President of Audio Products.

Denise Grodé – Chief Human Resources Officer
Ms. Grodé, age 48, was appointed Chief Human Resources Officer effective March 28, 2022. Prior to joining the Company, from 2017, Ms. Grodé worked at Centene Corporation in roles including Regional Vice President, Global Talent Management, Employee Experience and Centene University. Previously, she served as Vice President of Global Talent Management and Corporate Human Resources for Lennox International.
Allan W. Hughes – Vice President Cirrus Logic International and Information Technology
Mr. Hughes, age 61, joined Cirrus Logic as part of the Wolfson acquisition in August 2014. Mr. Hughes joined Wolfson in March 2009 as Vice President Marketing and Applications. In 2013, he assumed the role of Chief Operating Officer.
Venkatesh Nathamuni – Chief Financial Officer and Principal Accounting Officer
Mr. Nathamuni, age 55, was appointed CFO effective April 18, 2022. Prior to being appointed to this position, Mr. Nathamuni worked for Arista Networks, a computer networking company, where he served from November 2021 as Head of Corporate Finance, M&A, Investor Relations, and Information Technology. Previously, from 2012, Mr. Nathamuni worked for Maxim Integrated Products, Inc., a subsidiary of Analog Devices that designs and manufactures integrated circuits, in the roles of Vice President of M&A and Corporate Development and Head of Investor Relations. Prior to that, Mr. Nathamuni held senior research and analyst roles at J.P. Morgan, a multinational investment bank, from 2007-2012; a senior market research and strategy role at Synopsys, Inc., a silicon design and verification company, from 2005-2007; and various senior engineering roles at Synplicity, Inc., a design software company later acquired by Synopsys, from 1998-2005.

Gregory Scott Thomas – Senior Vice President, General Counsel and Corporate Secretary
Mr. Thomas, age 56, was appointed Vice President, General Counsel and Corporate Secretary in December 2003. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property.

COMPENSATION DISCUSSION AND ANALYSIS

I. Purpose
The purpose of this Compensation Discussion and Analysis is to explain the Compensation and Human Resources Committee’s (the “Compensation Committee’s”) philosophy for determining the compensation program for our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers (collectively, the “Named Executive Officers”) for fiscal year 2022 and to discuss why and how the fiscal year 2022 compensation decisions for these executive officers were reached. As used in this Compensation Discussion and Analysis, all references to the 2022 fiscal year are applicable to the time period that began on March 28, 2021, and ended on March 26, 2022. Following this discussion are tables that include compensation information for the Named Executive Officers.

This Compensation Discussion and Analysis contains descriptions of various employee compensation and benefit plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans that are filed as exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2022.
The Named Executive Officers (the “NEOs”) for fiscal year 2022 were as follows:
•    John M. Forsyth, President and Chief Executive Officer;
•    Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer;2
•    Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary;
•    Jeffrey W. Baumgartner, Vice President, Research and Development; and
•    Andrew Brannan, Vice President of Worldwide Sales.
The Compensation Committee reviews and approves base salaries and other matters relating to executive compensation and administers the Company’s equity incentive plans, including reviewing and granting equity incentive awards to our executive officers and other employees and reviewing and approving policies and procedures for granting awards under these plans.
II. Executive Summary
Listed below are select business highlights for, and significant actions taken by the Compensation Committee in, fiscal year 2022. Additional details are described in the discussion and analysis that follows.
Business Highlights
•Revenue. We reported record full fiscal year revenue of $1.78 billion, which was up 30% from the prior fiscal year. The growth in revenue was primarily driven by high-performance mixed-signal content gains in smartphones.
•Cash Generation. Our ending cash and cash equivalents balance in the fourth quarter of fiscal year 2022 was $444.2 million, up from $271.0 million the prior quarter. In fiscal year 2022, we used $167.5 million to repurchase approximately 2.1 million shares at an average price of $81.18.
•Company Strategy. In the past fiscal year, we shipped our first-generation power conversion and control integrated circuit, broadened our power footprint with the addition of fast-charging solutions, and increased the attach rate of our camera controllers. In audio, we maintained our leadership position in smartphones while also expanding our presence in laptops. Product development activity was robust, and we taped-out a number of new components. We remain committed to our three-pronged strategy for growing our business: first, maintaining our leadership position in smartphone audio; second, broadening sales of audio components in key profitable applications beyond
2 Mr. Case resigned as our CFO and Principal Accounting Officer in fiscal year 2023, effective as of April 18, 2022.

smartphones; and third, applying our mixed-signal engineering expertise to develop solutions in new, adjacent high-performance mixed-signal applications.
Executive Compensation Highlights
•Base Salaries. Based on a compensation analysis performed in the fourth quarter of fiscal year 2022, the Compensation Committee raised annual base salaries of our NEOs, except for Mr. Case who announced in November 2021 his intent to retire from his role as CFO upon the hiring of his successor. Mr. Forsyth’s base salary was increased by 17% based on his performance and the Compensation Committee’s intent to set his compensation with reference to the 50th percentile level of our peers as he continues to gain additional experience in his role. With this increase, his base salary was positioned at about the 25th percentile level of our peers. The base salaries of the remaining three NEOs were increased by 6%–7% depending on factors discussed herein, such as market adjustments and individual performance.
•Equity Grants. Based on its fourth-quarter compensation analysis, the Compensation Committee approved grants of restricted stock units (“RSUs”), Performance-Based Restricted Stock Units (“PBRSUs”), and stock options to our NEOs, other than Mr. Case, which maintained internal pay equity and resulted in their target total direct compensation approaching or reaching the 50th percentile level compared to our peers.
•PBRSU Performance. In view of the Company’s three-year stock price performance, PBRSUs granted on three occasions within fiscal year 2019 had payout percentages ranging between 31%–88%.
•Cash Bonuses. In fiscal year 2022, our strong profit margins and revenue growth resulted in semiannual cash bonus payout percentages of 207% and 250%.
•Fiscal Year 2023 Grant Date Timing. To address potential risks associated with the timing of our executive officer grants and the release of material non-public information by the Company, the Compensation Committee determined that effective as of fiscal year 2023, any annual equity award to executive officers will occur at the close of the market on the second business day following the release of the Company’s third quarter earnings results.
•Fiscal Year 2023 Cash Bonuses. Effective as of fiscal year 2023, the Compensation Committee amended the definition of operating profit margin for bonus plan purposes with the intent of it being equivalent to the Company’s non-GAAP operating profit, and the bonus plan target for operating profit margin was increased to 26%. This modification was intended to reflect changes to our peer group and its associated level of performance.
We are committed to paying our NEOs based on Company and individual performance. A significant portion of each NEO’s target total direct compensation is based on the achievement of short- and long-term corporate goals and objectives.
The Compensation Committee believes that the compensation paid to our NEOs as reflected in this proxy statement reflects, and is fully supported by, the Company’s performance over the relevant time periods. For example, our one-year revenue growth was around the median of our

Proxy Group (as defined below in the section of this Compensation Discussion and Analysis entitled, “The Information We Use for Comparisons”), and our operating income and net income for the four quarters preceding our compensation data-gathering efforts placed us at around the 81st and 70th percentiles, respectively, of our Proxy Group.
III. Advisory Vote on Named Executive Officer Compensation and Last Year’s Result
We conduct our stockholder advisory vote on named executive officer compensation on an annual basis. While this vote is not binding on the Company, it gives our stockholders an annual opportunity to vote on the compensation of our NEOs as a means to express their views regarding our executive compensation philosophy, our compensation policies and practices, and our decisions regarding executive compensation, all as disclosed in our proxy statement. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
At our 2021 annual meeting of stockholders, 97% of the votes cast on our executive compensation proposal were in favor of our NEO’s compensation as disclosed in the proxy statement, and as a result, our NEO’s compensation was approved. The Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no specific changes to our executive compensation philosophy or general policies and practices were necessary.
For more information on our fiscal year 2022 advisory vote, see “Proposal No. 3 – Advisory Vote to Approve Executive Compensation” within this proxy statement.
IV. Our General Philosophy and Overall Compensation Framework
We provide our NEOs with compensation opportunities that are based on their individual performance, the financial performance of the Company, their contribution to the financial performance of the Company, and the Company’s total shareholder return relative to certain other semiconductor companies through a mix of base salary, annual cash incentive awards, and equity compensation including RSUs, PBRSUs, and stock options. These opportunities are designed to attract and retain highly skilled individuals and to align their incentives with the long-term interests of our stockholders.
We believe that the amounts payable under the compensation program for our NEOs should reflect the Company’s performance and the value created for our stockholders. In addition, we believe the compensation program should balance the short- and long-term strategic goals and objectives of the Company and reward individual contributions to the Company’s success. We are engaged in a very competitive industry, and the Company’s success depends on our ability to attract and retain qualified executives through the competitive compensation packages we offer.

A. How We Set Target Total Direct Compensation
The Compensation Committee annually reviews and establishes each NEO’s target total direct compensation package. The Compensation Committee considers a broad range of facts and circumstances in setting executive compensation, including Company performance, individual performance and responsibilities, relative stockholder return, external pay practices of peer companies, the strategic importance of the NEO’s position, the history of pay adjustments, internal pay equity, and the NEO’s time in the position. The weight given to each of these factors by the Compensation Committee is not preestablished and may differ from year to year, and among the individual NEOs.
The Company’s executive compensation program is heavily weighted toward performance-based compensation that rewards achievement of short- and long-term corporate goals and objectives. In setting target total direct compensation for our NEOs, the Compensation Committee seeks to strike a balance between providing compensation that is competitive with the compensation paid to executives of peer companies, while ensuring that a significant percentage of compensation is dependent on the Company’s performance, individual performance, and stock price appreciation. See the section of this proxy statement entitled, “The Elements Making Up Compensation and Our Target Compensation Levels” for additional information regarding the target total direct compensation for our NEOs.
B. Our Use of a Compensation Consultant
To support the Compensation Committee in fulfilling its duties, the Compensation Committee retained an external compensation consultant to assist with its design and evaluation of compensation for our CEO, other NEOs, and non-employee directors for fiscal year 2022 pursuant to its charter. During fiscal year 2022, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to provide executive and director compensation consulting services. Compensia has served as the Compensation Committee’s independent compensation consultant since fiscal year 2013.
At the direction of the Compensation Committee, in fiscal year 2022 Compensia performed a comprehensive evaluation of our CEO’s and other NEOs’ compensation. In preparation for this evaluation, Compensia, in December 2021, reviewed and recommended changes to our compensation peer group, which is used to analyze the competitive market for executive and director compensation. The Compensation Committee considered the information provided by Compensia in setting our executive compensation.
As required by the Nasdaq listing standards, the Compensation Committee performed an independence assessment of Compensia for fiscal year 2022. The Compensation Committee determined that Compensia should be considered independent based on the following factors:
•Compensia provided no services to the Company other than its work for the Compensation Committee;
•The fees paid to Compensia by the Company for fiscal year 2022 were less than 1% of Compensia’s revenues for that year;

•Compensia has developed and provided to the Company a Conflict of Interest Policy;
•The advisers from Compensia who provided services to the Company have no business or personal relationship with any members of the Compensation Committee or the Company’s executive officers; and
•Compensia has confirmed that none of the advisers from Compensia who provided services to the Company own any shares of our common stock.
Accordingly, the Compensation Committee determined that the services provided by Compensia to the Compensation Committee for fiscal year 2022 did not give rise to any conflicts of interest.
C. The Information We Use for Comparisons
In January 2022, to aid the Compensation Committee’s annual executive compensation review, Compensia presented an analysis of the Company’s executive compensation program. Compensia’s analysis was based on (a) publicly available data gathered from a group of specific companies that are considered comparable to the Company (the “Proxy Group”), the selection of which is discussed immediately below, and (b) market data obtained from the Radford Global Technology Survey specific to 19 of the 20 companies in such Proxy Group who participated in such survey (the “Survey Data”).
The Proxy Group generally consists of public companies listed on U.S. stock exchanges in the semiconductor industry that are comparable in size (approximately $500 million – $4.6 billion in revenue and approximately $900 million – $18.3 billion in market capitalization) and share common characteristics with the Company, including location and similarity of business model and product lines. In determining the number of companies to include within the Proxy Group, the Compensation Committee considered the ability to achieve year-over-year consistency and position-specific executive-compensation comparisons. The Compensation Committee also considered whether a proposed peer was historically in the Company’s proxy group to maintain additional consistency. Another factor the Compensation Committee considered is the likelihood that the Company might compete for executive talent with companies selected for the Proxy Group. For example, due in part to the Company’s specialized field, the targeted talent pool of skilled leadership is narrow, and as such, the Compensation Committee will continue to revisit and revise the proxy group in future years to ensure the Company remains competitive in its continuing recruitment and retention efforts.
In December 2021, based on these criteria, and with the direction of the Compensation Committee on companies to consider for inclusion in the Proxy Group, Compensia reviewed the then-existing proxy group and made recommendations regarding potential additions and removals. Specifically, Compensia recommended that SMART Global Holdings, Inc. be added to the Proxy Group; Maxim Integrated Products, Inc. be removed (due to acquisition); and Cree, Inc. be changed to Wolfspeed, Inc. to reflect its change of name.
After review, the Compensation Committee approved such recommendations, and the following group of 20 companies was approved as the Proxy Group: (1) CMC Materials, Inc.; (2) Diodes

Incorporated; (3) Entegris, Inc.; (4) First Solar, Inc.; (5) FormFactor, Inc.; (6) Knowles Corporation; (7) Lattice Semiconductor Corporation; (8) MACOM Technology Solutions Holdings, Inc.; (9) Marvell Technology Group Ltd.; (10) MaxLinear, Inc.; (11) Monolithic Power Systems, Inc.; (12) Power Integrations, Inc.; (13) Qorvo, Inc.; (14) Semtech Corp.; (15) Silicon Laboratories, Inc.; (16) SMART Global Holdings, Inc.; (17) SunPower Corporation; (18) Synaptics Incorporated; (19) Wolfspeed, Inc. (formerly Cree, Inc.); and (20) Xilinx, Inc.
In conjunction with its January 2022 analysis, Compensia developed comparison compensation data for each NEO (“Compensation Market Data”). For Mr. Forsyth and Mr. Case, the Compensation Market Data consisted solely of data derived from the Proxy Group because data associated with the CEO and CFO positions is publicly available from each Proxy Group company. For Mr. Baumgartner, the Compensation Market Data consisted solely of Survey Data because data matching his position was not available from the Proxy Group. For Mr. Thomas and Mr. Brannan, a blend of Survey Data and Proxy Group data was used, reflecting that while some matching data was available from the Proxy Group, the consideration of additional data from the Survey Data provided a more reliable dataset.
D. The Role of Our Executive Officers in Establishing Compensation
Our Human Resources and Legal departments support the Compensation Committee’s work related to our compensation programs. This support consists of assistance with providing Survey Data, proposals of potential ranges of various components of compensation for our NEOs, and information regarding the Company’s 2018 Long Term Incentive Plan. Regular meetings of the Compensation Committee are generally attended by our CEO, CFO, Chief Human Resources Officer, and our General Counsel. Because the Company’s executive officers report to our CEO, the Compensation Committee requests input and recommendations from him regarding executive compensation (other than the CEO’s own compensation). The Compensation Committee considers and sets the compensation of our CEO when no members of management are present. In addition, members of management are not present while their specific compensation is being discussed and determined.
E. The Elements Making Up Compensation and Our Target Compensation Levels
Each NEO’s compensation package comprises the following elements: (i) base salary to attract and retain executives by offering fixed compensation that reflects individual performance and is competitive with market opportunities, (ii) variable annual cash incentive awards tied to the Company’s achievement of specific performance objectives, (iii) variable long-term incentives in the form of equity awards (RSUs and options) designed to strengthen the mutuality of interests between the NEOs and our stockholders, (iv) additional variable long-term equity incentives explicitly tied to certain Company performance-based criteria (PBRSUs), (v) fixed benefits that promote employee (and potentially family) health and wellness and that are generally available to the Company’s employees, including a 401(k) (or other retirement plan) and medical, vision, and dental plans, and (vi) post-employment compensation (see the sections of this proxy statement entitled, “Employment Arrangements and Post-Employment Compensation” and “Potential Payments upon Termination or Change of Control”).

In general, the Compensation Committee has attempted to establish a strong relationship between total cash compensation, the Company’s performance, and individual executive performance by typically setting base salaries with reference to the 50th percentile level of the applicable Compensation Market Data and by providing additional incentive opportunities that typically place the target total cash compensation opportunity (base salary plus target annual cash incentive compensation) also within the 50th percentile range, with the potential to earn above the 50th percentile level for higher levels of performance. We also aim to maintain internal pay equity and set the semiannual target bonus percentage (discussed in more detail below) for each NEO other than our CEO at the same level.
The Compensation Committee also provides equity awards so that an executive officer’s target total direct compensation opportunity is set with reference to the 50th percentile level of the applicable Compensation Market Data.
Market-related percentiles are intended only as guidelines for evaluating and establishing each executive officer’s compensation and are not applied on a rigid or formulaic basis. Sometimes, depending on the totality of the circumstances for particular executive officers, and as determined by the Compensation Committee, compensation levels may fall above or below the referenced percentile ranges. Other factors such as an executive officer’s additional responsibilities, prior work experience, and the number of years of experience with the Company may lead to certain executive officers having target total direct compensation above the 50th percentile of the applicable Market Compensation Data.
V. Executive Compensation Review for Fiscal Year 2022
In January 2022, the Compensation Committee performed its annual review of our executive officers’ compensation at a regularly scheduled meeting followed by a special meeting to finalize its review. As part of its annual review, the Compensation Committee reviewed the Company’s performance as compared to the Proxy Group and considered any changes to an NEO’s base salary or target amounts for their annual cash incentive awards. The Compensation Committee further considered any annual equity awards for our executive officers, and at a regularly scheduled meeting in February 2022, the Compensation Committee approved equity awards for our NEOs, which were granted in March 2022.
Ultimately, any decision to adjust compensation was made in the discretion of the Compensation Committee in view of the numerous factors and circumstances discussed in this proxy statement.
Our annual executive compensation review and associated equity award grants occur in the fourth quarter of our fiscal year, which we believe allows us to benchmark our compensation decisions in view of our anticipated full fiscal year performance and to better align with the market conditions underlying our peers’ disclosures. For fiscal year 2022, the grant date was at our regularly scheduled Monthly Grant Date in March 2022, and effective as of fiscal year 2023, the grant date will be after the close of markets on the second business day following the Company’s announcement of its third-quarter earnings. See the section of this proxy statement entitled, “Administrative and Timing Aspects of Our Equity Awards.”

A note on foreign currency: For Mr. Brannan, cash compensation (e.g., base salary and cash incentive awards) is paid in the currency of the United Kingdom – the pound sterling. For purposes of the disclosures and tables that follow in this proxy statement, we have converted all pound sterling payment amounts to U.S. dollars by using a 12-month average, beginning with April 2021 (the first full month in fiscal year 2022) through March 2022 (the month ending fiscal year 2022) to arrive at an overall average exchange rate of 1.367 U.S. dollars per pound.
A. Base Salaries
In setting base salaries, the Compensation Committee reviews the Compensation Market Data, the recommendations of our CEO for base salaries other than his own, and each NEO’s individual performance for the year, as well as the other factors discussed above in the section entitled, “How We Set Target Total Direct Compensation.”
In January 2022, the Compensation Committee took the following actions with respect to the base salaries of our NEOs, which became effective on February 1, 2022:
•Increased our CEO’s annual base salary 17% from $600,000 to $700,000;
•Maintained our CFO’s annual base salary at $440,000;
•Increased Mr. Thomas’s annual base salary 6% from $410,000 to $433,700;
•Increased Mr. Baumgartner’s annual base salary 7% from $375,000 to $400,000; and
•Increased Mr. Brannan’s annual base salary 6% from $397,797 to $420,899.
These actions were taken in view of the Company’s performance over the prior 12 months, each individual executive officer’s performance, past salary adjustments, typical annual market adjustments, and the objective of setting target total cash compensation (including base salary and target annual incentive plan payments discussed below) with reference to the 50th percentile of the applicable Compensation Market Data. Additionally, our CEO’s base salary adjustment reflects the Compensation Committee’s intent to move toward the 50th percentile as Mr. Forsyth continues to gain additional experience in his role. Further, the Compensation Committee took into account Mr. Case’s impending retirement from the role of CFO (as reported by the Company in November 2021) and maintained his base salary at the prior-year level.
With respect to the applicable Compensation Market Data, the base salary of:
•Mr. Forsyth falls at about the 25th percentile;
•Mr. Case falls at about the 50th percentile;
•Mr. Brannan falls between the 50th and 75th percentiles;
•Mr. Thomas falls at about the 75th percentile; and
•Mr. Baumgartner falls above the 75th percentile.
Since the Company’s annual base-salary determinations were made during the fourth quarter of the fiscal year, the salary column of the Fiscal Year 2022 Summary Compensation Table, which totals and reflects actual base salary for the entire fiscal year, reflects a blend of salary amounts before and after these yearly adjustments. See the section of this proxy statement entitled, “Executive Compensation Tables.”
B. Cash Bonuses
In fiscal year 2022, our NEOs participated in our 2007 Management and Key Individual Contributor Incentive Plan (the “Incentive Plan”), which bases payments on our fiscal year financial performance and provides for semiannual cash bonuses.
The Incentive Plan is designed to provide employees who are in management or leadership positions in the Company, or who are key individual contributors whose efforts potentially have a material impact on the Company’s performance, with incentives to enhance the Company’s performance through the achievement of pre-established financial goals.
Each semiannual cash bonus is calculated as the product of three components: (1) an individual’s annual base salary (as measured at the end of the applicable semiannual performance period), (2) an individual’s semiannual target bonus percentage, and (3) an “Incentive Plan Pay-Out Percentage,” which is a multiplier reflecting whether, and the extent to which, the Company has met or exceeded performance levels concerning Operating Profit Margin and revenue growth for the applicable semiannual performance period:
Semiannual Cash Bonus = Annual Base Salary × Semiannual Target Bonus Percentage × Incentive Plan Pay-Out Percentage
Prior to the commencement of each semiannual performance period of fiscal year 2022, the Compensation Committee selected the formula and performance levels under which the Incentive Plan Pay-Out Percentage was determined.
1. Incentive Plan Pay-Out Percentage
The Operating Profit Margin used in the Incentive Plan Pay-Out Percentage for fiscal year 2022 was defined in the Incentive Plan as the Company’s consolidated GAAP operating income excluding (a) Incentive Plan and other bonus accruals and (b) any non-recurring items such as gains on sales of assets not otherwise included in revenue, losses on sales of assets, restructuring charges, merger-related costs including amortization or impairments of acquisition-related intangible assets, stock compensation expense, asset write-offs, write-downs, and impairment charges, and such other items as the Compensation Committee may determine in its sole discretion (part (b) collectively termed as “Excluded Items”).
For a given semiannual performance period, the Incentive Plan Pay-Out Percentage may range anywhere between 0–250% depending on the Company’s specific Operating Profit Margin and revenue growth.
The Incentive Plan Pay-Out Percentage for each semiannual performance period is calculated as the product of an operating profit payout and a revenue growth multiplier.
Incentive Plan Pay-Out Percentage = Operating Profit Payout × Revenue Growth Multiplier

For both semiannual periods of fiscal year 2022, the Compensation Committee determined that the operating profit payout would be determined according to the following curve, which remained unchanged relative to the prior fiscal year:
As shown, the operating profit payout is 0% if the Operating Profit Margin is less than 10%. The operating profit payout is 25% when the Operating Profit Margin is 10%. The operating profit payout increases linearly from 25–100% as the Operating Profit Margin increases from 10–23%. Finally, the operating profit payout increases linearly from 100–200% as the Operating Profit Margin increases from 23–32% and follows the same slope for Operating Profit Margin values greater than 32%.
For both semiannual periods of fiscal year 2022, the Compensation Committee determined that the revenue growth multiplier would be determined according to the same methodology as the prior fiscal year:

As shown, the revenue growth multiplier is 100% for revenue growth of 10% or lower. The revenue growth multiplier then increases linearly from 100–200% as revenue growth increases from 10–20% and follows the same slope for revenue growth values greater than 20%.
With reference to the two curves above, the Compensation Committee set a threshold level corresponding to an Operating Profit Margin of 10%. If that performance level was not met the operating profit payout would be 0% and hence, regardless of the revenue growth multiplier, the corresponding Incentive Plan Pay-Out Percentage would also be 0%, meaning no semiannual cash bonuses would be paid. The Compensation Committee set a target level corresponding to an Operating Profit Margin of 23%. At that level, if revenue growth was 10% or less, the operating profit payout and revenue growth multipliers would each be 100%, and the corresponding Incentive Plan Pay-Out Percentage would also be 100%.
Some combinations of Operating Profit Margin and revenue growth would result in Incentive Plan Pay-Out Percentages higher than 100%, which would yield cash bonus payments above target levels. The Incentive Plan, however, provides that semiannual cash bonuses may not exceed 250% of a participant’s target bonus for any applicable semiannual performance period (i.e., the Incentive Plan Pay-Out Percentage cannot exceed 250%). Further, the semiannual cash bonuses were subject to a cap of 12% of the Company’s non-GAAP operating profit on total payments under the Company’s variable compensation plans. The Compensation Committee instituted a payment cap because it determined that the proposed targets and thresholds under the Incentive Plan created a risk that a large percentage of the Company’s operating profit for a semiannual performance period could be paid out as bonuses. The Compensation Committee set the cap at 12% based on its desire to provide a reasonable payout for achieving the Company’s performance target levels while maintaining a reasonable cap on payments under all of the Company’s variable compensation plans.
The performance measures reflected in the Incentive Plan are designed to balance short- and long-term financial and strategic objectives for building stockholder value and are further based on a review of the operating results of peer companies and competitors, including the performance of the Proxy Group. As designed, the Operating Profit Margin and revenue growth goals were intended by the Compensation Committee to be based on the Company’s long-term strategic plan, not the Company’s annual operating plan, and to further reflect the Compensation Committee’s belief that the achievement of both of these levels of performance would reflect a level of performance that would be required to outperform the majority of those peer companies and competitors. The Compensation Committee sets the target levels for these performance measures so that participants earn their target bonuses if the Company’s Operating Profit Margin and revenue growth goals are achieved during the measurement period. In contrast to how it has set the target levels for the Incentive Plan, the Compensation Committee typically has set the threshold levels for payments based in part on a review of the Company's annual operating plan along with current economic and market conditions.
Changes Effective Fiscal Year 2023
In March 2022, the Compensation Committee approved two changes that will affect bonus calculations under the Incentive Plan beginning in the first semiannual performance period of fiscal year 2023.
First, the Compensation Committee approved an amendment to the Incentive Plan’s definition of Operating Profit Margin so that it no longer excludes Incentive Plan and other bonus accruals. Instead, Operating Profit Margin is intended to be equivalent to the Company’s non-GAAP operating profit (inclusive of bonus plans). The Company believes that basing profit-related bonus calculations on the Company’s publicly reported non-GAAP operating profit will simplify internal and external messaging and allow executive officers to more easily gauge progress against Incentive Plan thresholds and targets throughout the year. Second, the Compensation Committee approved revisions to the operating profit payout curve such that the Operating Profit Margin target was increased to 26%. This modification was intended to reflect changes to our peer group and its associated level of performance.
The new operating profit payout curve is:

As before, the operating profit payout is 0% for Operating Profit Margins less than 10%, and the operating profit payout is 25% when the Operating Profit Margin is 10%. The operating profit payout increases linearly from 25–100% as the Operating Profit Margin increases from 10% to the new target of 26%. Finally, the operating profit payout increases linearly from 100–200% (with the same segment slope as the fiscal-year-2022 curve) as the Operating Profit Margin increases from 26–35% and follows this same slope for Operating Profit Margin values greater than 35%.
2. Semiannual Target Bonus Percentages
For fiscal year 2022, the Compensation Committee maintained the semiannual target bonus percentages for our CEO at 50% of his annual base salary and for our other NEOs at 37.5% of their annual base salary.
3. Target Total Cash Compensation
Target cash bonuses for each semiannual performance period were calculated using the formula discussed above and by assuming an Incentive Plan Pay-Out Percentage of 100%:
Target Semiannual Cash Bonus =
Annual Base Salary (as of the end of the semiannual period) × Semiannual Target Bonus Percentage × 100%
Target total cash compensation is annual base salary plus both target semiannual cash bonuses:
Target Total Cash Compensation =
Annual Base Salary (as of the end of the fiscal year) + Target First Half Cash Bonus + Target Second Half Cash Bonus

For fiscal year 2022, the target total cash compensation for our NEOs was:

Named Executive Officer	Base Salary (fiscal year end)	Target First Half FY22 Cash Bonus	Target Second Half FY22 Cash Bonus	FY22 Target Total Cash Compensation
John M. Forsyth, President and Chief Executive Officer	$700,000	$300,000	$350,000	$1,350,000
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$440,000	$165,000	$165,000	$770,000
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$433,700	$153,750	$162,638	$750,088
Jeffrey W. Baumgartner, Vice President, Research and Development	$400,000	$140,625	$150,000	$690,625
Andrew Brannan, Vice President, Worldwide Sales	$420,899	$149,174	$157,837	$727,910
With respect to the applicable Compensation Market Data, the target total cash compensation of:
•Mr. Forsyth falls below the 25th percentile;
•Mr. Case falls at about the 50th percentile;
•Mr. Brannan falls between the 50th and 75th percentiles; and
•Mr. Thomas and Mr. Baumgartner fall above the 75th percentile.
4. Actual Cash Bonuses
The actual cash bonuses paid for each semiannual performance period for fiscal year 2022 were based on the Incentive Plan Pay-Out Percentages for each semiannual performance period:
Actual Semiannual Cash Bonus =
Annual Base Salary (as of the end of the semiannual period) × Semiannual Target Bonus Percentage × Incentive Plan Pay-Out Percentage
As a result of the Company’s performance in the first half of fiscal year 2022, the Incentive Plan Pay-Out Percentage was 207%. For that semiannual performance period, our Operating Profit Margin was 24% (which corresponded to a GAAP operating profit margin of 15%), and revenue growth was 26%.
As a result of the Company’s performance in the second half of fiscal year 2022, the Incentive Plan Pay-Out Percentage was 250%. For that semiannual performance period, our Operating Profit Margin was 33% (which corresponded to a GAAP operating profit margin of 24%), and revenue growth was 33%.
For more details concerning each of these semiannual performance periods, see the section of this proxy statement entitled, “Annex,” which includes a reconciliation of the Company’s GAAP operating profit margin to the Operating Profit Margin used in the Incentive Plan calculations.

For fiscal year 2022, the total cash compensation for our NEOs, reflecting base salary at the end of the fiscal year and actual cash bonus amounts, was therefore:

Named Executive Officer	Base Salary (fiscal year end)	Actual First Half FY22 Cash Bonus	Actual Second Half FY22 Cash Bonus	FY22 Total Cash Compensation
John M. Forsyth, President and Chief Executive Officer	$700,000	$622,350	$875,000	$2,197,350
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$440,000	$342,293	$412,500	$1,194,793
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$433,700	$318,954	$406,594	$1,159,248
Jeffrey W. Baumgartner, Vice President, Research and Development	$400,000	$291,727	$375,000	$1,066,727
Andrew Brannan, Vice President, Worldwide Sales	$420,899	$309,469	$394,603	$1,124,971
Our above-target Operating Profit Margin and revenue growth drove these above-target cash bonuses for the year.
C. Equity Awards
We provide long-term incentive compensation opportunities in the form of equity awards to motivate and reward our executive officers for their contributions to achieving our business objectives by tying incentives to the performance of our common stock over the long term. Our equity awards include RSUs, PBRSUs, and stock options, and the Compensation Committee reviews and determines relative value weights that can be assigned to each component to achieve a suitable, overall compensation package for our NEOs.
The use of equity further reinforces the link between the interests of our NEOs and our stockholders. Generally, equity awards are made annually by the Compensation Committee to each of our executive officers under our 2018 Long Term Incentive Plan.
1. Stock Options and RSUs
Stock options are designed to align the interests of our executive officers and employees with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option award enables the recipient to purchase a specified number of shares of our common stock at a specified price per share (the market price of our common stock on the grant date) over a specified period of time (up to 10 years). Each option typically becomes exercisable in a series of installments over a specified period—over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date and 1/36 of the remaining option vesting on a monthly basis over the following three years—contingent upon the recipient’s continued employment with the Company. Accordingly, the options provide a potential return only if the executive officer remains employed by the Company during the vesting period, and only if the market price of our common stock appreciates over the option term.
The use of time-vested RSUs balances the benefits of stock options with the executive retention and stockholder dilution benefits that RSUs provide. In particular, the Compensation Committee believes that the use of time-vested RSUs with a three-year “cliff” vesting requirement helps further our retention objectives by encouraging our executive officers to remain with the

Company and fully execute our long-term strategies, which generally take a number of years to be fully implemented and reflected in our financial performance. Because RSUs are typically granted for a lower number of underlying shares than an equivalent option grant, the dilutive impact of our long-term incentive awards as a whole is reduced by using RSUs.
2. Performance-Based Restricted Stock Units
The Compensation Committee believes that the use of PBRSUs further promotes the achievement of our long-term strategic and operational objectives by strengthening the link of our NEOs’ compensation to stockholder value creation.
PBRSU awards for fiscal year 2022 consisted of RSUs subject to a three-year performance period. The number of shares earned, relative to a target number of shares, is based on the Company’s total shareholder return (“TSR”) measured relative to the TSR of the component companies of the Philadelphia Semiconductor Index (“Index”). Thus, the measurement entails determining our ranking among the companies that make up the components of the Index. The TSR determines a payout percentage ranging between 0–200%, which is then multiplied by the target number of PBRSUs.
To determine the payout percentage, the Company’s TSR for the performance period is compared against that of the companies in the Index to yield a Percentile Measurement (for example, if the Company would rank in the 75th percentile of the performance of companies in the Index during the performance period, our Percentile Measurement would be 75%). The payout percentage is a function of the Percentile Measurement as follows:

•If our Percentile Measurement is less than 25%, the payout percentage is zero;
•Threshold performance: if our Percentile Measurement is 25%, the payout percentage is 25%;
•Target performance: if our Percentile Measurement is 50%, the payout percentage is 100%;
•Maximum performance: if our Percentile Measurement is 75% or higher, the payout percentage is 200%;
•A straight line connects the threshold, target, and maximum performance points; and
•If the Company’s TSR is negative during the performance period, the maximum payout percentage is 100%.
The PBRSU payout percentage is therefore determined according to the following curve, which remains unchanged relative to the prior fiscal year:

During fiscal year 2019, PBRSUs were granted on three occasions: on May 2, 2018, Mr. Baumgartner received a special PBRSU award in connection with a promotion; on June 6, 2018, Mr. Forsyth received a special PBRSU award in connection with a promotion; and on November 7, 2018, PBRSUs were granted to our NEOs in connection with the Compensation Committee’s annual review of their compensation. Over the following three-year performance period, the respective Percentile Measurements for these awards were 44%, 46%, and 27%, which resulted in respective payout percentages of 82%, 88%, and 31%. Vesting amounts for PBRSUs granted in conjunction with annual executive equity awards granted in fiscal years 2020, 2021, and 2022 have yet to be determined.
We believe these results comport with the Compensation Committee’s intention of linking PBRSU payout with a relative level of achievement, based on shareholder return. For example, our TSR performance during the prior three years, as compared to our Proxy Group and to the component companies of the Index, was below the 50th percentile.
For information concerning the number of shares underlying the PBRSUs granted for fiscal year 2022, see the “Fiscal Year 2022 Grants of Plan-Based Awards Table” below. For information concerning the value realized during fiscal year 2022 as a result of exercised options and vested stock awards, see the “Fiscal Year 2022 Options Exercised and Stock Vested Table” below.

3. Equity Awards and Comparisons to Compensation Market Data
As discussed above, the Compensation Committee’s long-term incentive compensation philosophy is typically to grant awards to our NEOs that position their target total direct compensation approximately at the 50th percentile of the applicable Compensation Market Data, subject to other factors considered by the Compensation Committee. For example, the Compensation Committee also takes into account past increases or decreases in overall compensation and the number, and current unrealized value, of outstanding options and unvested RSUs and PBRSUs held by NEO to maintain an appropriate level of equity-based incentive for that individual. The Compensation Committee further considers the Company’s overall performance, current equity burn rate, and dilution in setting the amount of equity available for grant to our NEOs. The size of the equity award granted to each NEO is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee looks collectively at all of these factors when making its decisions.
In February 2022, based on Compensia’s analysis of competitive market practices and the other relevant factors summarized above, the Compensation Committee approved monetary award values for (a) RSUs, (b) PBRSUs, and (c) stock options, split equally into thirds, for our NEOs. These approved monetary values were converted to a corresponding number of shares, target shares, and options as close as reasonably possible to the grant date, utilizing appropriate preliminary valuations where necessary.
In fiscal year 2022, no special equity award grants were made to our NEOs. Given his impending retirement from the role of CFO, Mr. Case was not granted any new equity awards in fiscal year 2022.
For fiscal year 2022, the target total direct compensation (the base salary plus target annual cash bonus plus the grant date fair value of equity awards) for our NEOs was:

Named Executive Officer	Base Salary	Target Annual FY22 Cash Bonus	FY22 RSUs	FY22 PBRSUs	FY22 Options	FY22 Target Total Direct Compensation
John M. Forsyth, President and Chief Executive Officer	$700,000	$650,000	$1,500,048	$1,500,024	$1,499,959	$5,850,031
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$440,000	$330,000	$—	$—	$—	$770,000
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$433,700	$316,388	$266,728	$266,727	$266,673	$1,550,216
Jeffrey W. Baumgartner, Vice President, Research and Development	$400,000	$290,625	$283,360	$283,431	$283,335	$1,540,751
Andrew Brannan, Vice President, Worldwide Sales	$420,899	$307,011	$250,008	$250,022	$250,011	$1,477,951
In comparison to the applicable Compensation Market Data, the target total direct compensation of:
•Mr. Case falls below the 25th percentile;

•Mr. Forsyth, Mr. Thomas, and Mr. Brannan fall between the 25th and 50th percentiles; and
•Mr. Baumgartner falls at about the 50th percentile.
The Compensation Committee determined that the size of its equity awards for fiscal year 2022 was warranted and appropriate in view of the totality of circumstances, including the Company’s performance over the 12 months prior to Compensia’s compensation analysis and the numerous other factors noted in this proxy statement as being considered by the Compensation Committee. For example, the Compensation Committee’s actions for fiscal year 2022: took into account Mr. Case’s impending retirement from the CFO position, ensured that the target total direct compensation approached or reached the 50th percentile for the remaining NEOs, reflected the Compensation Committee’s intent to move Mr. Forsyth’s compensation toward the 50th percentile over time as he continues to gain additional experience in his role, and maintained internal pay equity.
The following charts are based on figures presented in the “Fiscal Year 2022 Summary Compensation Table” below and show the primary components of our NEOs’ fiscal year 2022 compensation (excluding values listed in the “All Other Compensation” column), along with the performance-based percentage of that compensation.

CEO Compensation, FY2022

RSUs
23%
Cash Incentive
22%
Base Salary
9%
PBRSUs
23%
Options
23%

CEO Percentage of Performance-Based Compensation, FY2022

Non Performance Based
32%
Performance Based
68%

Named Executive Officer (other than CEO) Compensation, FY2022

RSUs
12%
Base Salary
23%
Cash Incentive
41%
Options
12%
PBRSUs
12%

Named Executive Officer (other than CEO) Percentage of Performance-Based Compensation, FY2022

Non Performance Based
35%
Performance Based
65%

In the charts immediately above, the following were considered performance-based compensation: cash incentive awards, stock option awards (which provide a potential return only if the market price of our common stock appreciates over the option term), and PBRSUs.
4. Administrative and Timing Aspects of Our Equity Awards
New-employee equity awards and special stock awards are granted and priced on the first Wednesday of each calendar month (the “Monthly Grant Date”). The purpose of this process is to minimize the administrative burdens that would be created with multiple monthly grant dates and to ensure that all required approvals are obtained on or before the Monthly Grant Date. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date will be the next regularly scheduled business day. The Compensation Committee does not have any program, plan, or practice to time option grants or other stock awards to our executive officers in coordination with the release of material non-public information.
Annual equity awards to our executive officers were granted in March 2022—just prior to the end of our fiscal year, which allowed the Compensation Committee to benchmark its compensation decisions based on our anticipated full fiscal year performance and to better align with market conditions underlying our compensation peers’ disclosures.
Effective for fiscal year 2023, the grant date for our executive officers’ annual equity awards will occur after markets close on the second business day following the Company’s announcement of its third-quarter earnings. This grant date will continue to fall within the Company’s fourth quarter, providing the advantages noted above, while also addressing potential risks associated with the timing of our executive officer grants and the release of material non-public information by the Company.
5. Stock Ownership Guidelines
Stock ownership guidelines apply to our CEO, non-employee directors, and executive officers to more closely link their interests with those of our other stockholders. Within the later of five years from the 2016 Annual Meeting or five years from their appointment as an executive officer or initial election to the Board, each individual subject to the guidelines is expected to accumulate and maintain an ownership position in Company shares that is the lesser of the following:

CEO:     Either three times annual salary or 60,000 shares
Other Executive Officers:    Either one time annual salary or 10,000 shares
Non-employee Directors:    Either three times annual cash retainer or 4,500 shares
Additional details concerning our stock ownership guidelines are provided in our Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
D. Health and Welfare Benefits and Perquisites
Our NEOs are eligible to participate in our retirement, welfare, and health benefit programs to substantially the same extent as all other salaried employees based in the United States or United Kingdom, as applicable. For example, as applicable to the United States or United Kingdom, we provide medical, dental and vision insurance, a retirement/401(k) plan, life and disability insurance, flexible spending accounts, health savings account contributions, and other plans and programs. Although perquisites are not a material part of our compensation programs for our NEOs, we do reimburse up to $500 for an annual physical examination for each of our executive officers to the extent the physical examination is not covered under our standard health care plans.
From time to time, or executives may request chartered aircraft services to facilitate travel that is directly and integrally related to the performance of their job duties and where the use of a chartered plane will increase efficiency. Occasionally, a spouse or immediate family members may accompany the executive on these flights. When this occurs, we require the employee to pay the greater of the incremental cost, if any, to accommodate such guests on the flight, or the imputed income amount determined using the IRS Standard Industry Fare Level (SIFL) rate. Accordingly, there is no aggregate incremental cost to the Company for accompaniment on chartered business flights, and no amounts for such guests' travel are included in our Fiscal Year 2022 Summary Compensation Table for any NEO.
VI. Post-Employment Compensation
We have not entered into individual severance or change of control agreements with any of our NEOs; however, the Company maintains an Executive Severance and Change of Control Plan,

which originally became effective in 2007 and which the Compensation Committee amended and restated as of January 20, 2022 (the “Severance Plan”). The Severance Plan provides for certain payments and benefits to eligible executive officers (“Eligible Executives”), including each of our NEOs, whose employment is involuntarily terminated by the Company (other than for “cause,” as defined in the Severance Plan) or whose employment terminates without cause or for “good reason” (as defined in the Severance Plan) at any time during the 12-month period beginning on the effective date of a change of control of the Company. Details and specific terms of the Severance Plan, which reflect the amendments last entered, are set forth in the section of this proxy statement entitled, “Potential Payments upon Termination or Change of Control.”
We maintain the Severance Plan because we believe it is consistent with the practices of peer companies and helps ensure that we are able to attract and retain top talent. Further, we believe that our plan provides a level of stability to Eligible Executives during volatile business conditions that have historically existed in our industry so that they remain focused on their responsibilities and the long-term interests of the Company during such times.
The Severance Plan provides for “double-trigger” rather than “single-trigger” payment and benefits in the event of a change of control of the Company. In other words, payments to Eligible Executives are contingent upon an involuntary termination of employment following a change of control. This plan design is intended to provide a level of security to Eligible Executives negotiating a transaction to avoid any misalignment with the interests of our stockholders without resulting in a windfall to Eligible Executives who remain employed following such a transaction.
VII. Clawback Policy and Prohibition Against Short Selling, Hedging, and Pledging
Effective May 25, 2018, our executive officers became subject to a clawback policy entitled “Policy Regarding Recoupment of Certain Incentive Compensation,” which provides for forfeiture of excess incentive compensation in the event of misconduct resulting in a restatement of our financial statements. The clawback policy governs all incentive compensation (cash and equity-based compensation) that is granted, earned, or vested based upon the achievement of financial or stock performance metrics, and which was granted following the adoption of the clawback policy and paid in the preceding three-year period from the time the Company determines that it must restate its financial statements.
As mentioned immediately above, our Severance Plan was amended and restated as of January 20, 2022, and one change involved the addition of a clawback provision entitled, “Recoupment in the Event of Subsequently Discovered Cause.” Under this provision, if, after a termination of employment, the Company discovers that an Eligible Executive had engaged in acts or omissions during the course of the executive’s employment under circumstances constituting “Cause,” (as defined in the Severance Plan), then the Company may cease the delivery of any further payments or benefits pursuant to the Severance Plan and any payments and/or the value of any benefits already provided to the Eligible Executive may be recouped for the benefit of the Company, plus interest at the then-prevailing prime rate.

The Company prohibits directors, officers, and employees (or their designees) from investing in derivative securities based on or related to the Company’s common stock, engaging in any short sale or hedging transactions involving the Company’s common stock, and pledging any shares of the Company’s common stock as collateral for any margin account or any other similar account or debt instrument where a sale of the Company’s stock could occur. Prohibited hedging transactions generally involve the purchase of any financial instrument that will hedge or offset, or is designed to hedge or offset, any decrease in the market value of the Company’s common stock. Our policy does not restrict the ownership of Company-granted equity awards, such as stock options, restricted stock, RSUs, PBRSUs, or other equity awards granted by the Company.
VIII. Tax Considerations Related to Compensation
Section 162(m) of the Internal Revenue Code (IRC) as amended by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) generally disallows a publicly-held corporation a deduction for federal income tax purposes of remuneration in excess of $1 million paid in any taxable year to any NEO that is also a covered employee. Although the exception for “performance-based compensation” was repealed by the Tax Act, remuneration paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified after that date, will not be subject to the deduction limitation if specified requirements are met. For all other compensation, amounts in excess of $1 million paid to any covered employee generally will not be deductible.

While the Compensation Committee may consider deductibility when designing our executive compensation program, it may award compensation that is not deductible if it determines that doing so is appropriate and in the best interests of the Company and its stockholders. Additionally, the Compensation Committee cannot guarantee that past compensation, or compensation granted in the future, generally designed to be deductible will in fact be deductible.

Section 280G of the IRC disallows the deduction of any “excess parachute payment” paid in connection with certain events. A portion of amounts payable under the Severance Plan may constitute “excess parachute payments” to our NEOs. Accordingly, the Severance Plan provides for a modified Section 280G “cut back” pursuant to which payments and benefits under the Severance Plan will be reduced in the event such reduction produces a greater after-tax benefit to an NEO. See the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”
IX. Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Timothy R. Dehne (Chair), John C. Carter, and David J. Tupman. Effective as of this year’s Annual Meeting, Mr. Hussain will replace Mr. Tupman as a member of the Compensation Committee. During fiscal year 2022, none of our executive officers served on the board of directors or compensation committee of another company whose executive officer served on our Board or Compensation Committee. The members of the Compensation Committee are considered independent under the Board and the Compensation Committee independence standards as set forth in the Corporate Governance

Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
COMPENSATION COMMITTEE REPORT
We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this proxy statement.
Submitted by the Compensation Committee of the Board of Directors:

Timothy R. Dehne, Chair
John C. Carter
David J. Tupman

CONSIDERATION OF RISK RELATED TO COMPENSATION PROGRAMS
The Compensation Committee structures our executive compensation program to provide incentives to appropriately reward our executive officers without undue risk taking. Our approach is similar for the compensation practices and polices applicable to all employees throughout the Company. Overall, we believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In general, we attempt to align our compensation programs with the long-term interests of the Company and its stockholders and mitigate the likelihood of inducing excessive risk-taking behavior. More specifically, we believe the following program features and policies help to mitigate the likelihood of inducing excessive risk-taking behavior:

◦The Company pays a mix of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price.
◦Our annual cash incentive program is based on a mix of bottom-line objectives (e.g., operating profit goals) and top-line objectives (e.g., revenue growth) in order to avoid the risk of excessive focus on one goal or performance measure.
◦We review the short-term performance incentive targets used in our Incentive Plan every six months to ensure alignment with our business plans.
◦To prevent the risk that our annual cash incentive program pays bonuses despite weak short-term performance, no payout may occur without a threshold level of operating profit performance being met.
◦The aggregate payout under our annual cash incentive program for our executive officers and leadership team is capped at a percentage of overall non-GAAP operating profit to prevent the risk of excessive payout of the Company’s operating profit.
◦The individual payout under our annual cash incentive program for our executive officers and leadership team is further capped so that no participants may receive a payout of greater than 250% of their target payout.
◦Long-term incentives are awarded to our executive officers in the form of equity awards that vest or are earned over a significant period of time, typically three or four years. The vesting or performance period, as the case may be, is intended to align the interests of our executive officers with the long-term interests of our stockholders and to provide an incentive for our executive officers to remain with the Company.
◦Long-term incentives are typically granted annually so our executive officers will have unvested awards that may decrease in value if our business is not managed with long-term goals in mind.

◦We use a mix of stock options, RSUs, and PBRSUs to create an overall long-term incentive package that aligns with stockholder interests, appropriately balances risk and performance, and provides competitive incentives for the purpose of executive retention.
◦We use performance-based equity based on the Company’s TSR as a means to align a portion of an executive officer’s compensation with the interests of our stockholders. In addition, we cap the payout of these awards at a 100% payout if the Company’s TSR is negative over the performance period (typically, three years).
◦Our annual equity awards to our executive officers are granted during the fourth quarter of our fiscal year, which allows us to benchmark our compensation decisions in view of our anticipated full fiscal year performance and to better align with the market conditions underlying our compensation peers’ disclosures. This alignment in timing reduces risks associated with compensation being analyzed in timeframes significantly different than those used in such disclosures.
◦To address potential risks associated with the timing of our executive officer grants and the release of material non-public information by the Company, the Compensation Committee has determined that effective as of fiscal year 2023, any annual equity award to executive officers will occur at the close of the market on the second business day following the release of the Company’s third quarter earnings results.
◦Our CEO, non-employee directors, and executive officers of the Company are obligated to meet certain stock ownership guidelines that require accumulation and maintenance of a prescribed value or number of shares.
◦The Compensation Committee retains an independent compensation consultant and uses market data, when available, to inform our focus on pay for performance.
◦Our executive officers are subject to a clawback policy entitled, “Policy Regarding Recoupment of Certain Incentive Compensation,” which provides for forfeiture of excess incentive compensation that was awarded on or after May 25, 2018, in the event of misconduct resulting in a restatement of financial statements. Our executive officers are also subject to a clawback provision within our Severance Plan that provides for recoupment of any payments and/or the value of any benefits already provided pursuant to the Severance Plan (plus interest at the then-prevailing prime rate) in the event of acts or omissions being discovered after termination of employment that meet the Severance Plan’s definition of “Cause.”

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2022 Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by, or paid to our NEOs for the fiscal years ended March 26, 2022; March 27, 2021; and March 28, 2020; as applicable.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)

(a)	(b)	(c)	(e)	(f)	(g)	(i)		(j)
John M. Forsyth, President and Chief Executive Officer	2022	$613,077	$3,000,072	$1,499,959	$1,497,350	$14,009	(3)	$6,624,468
	2021	443,077	1,631,231	878,258	868,132	14,382		3,835,080
	2020	325,077	2,091,292	360,976	380,581	62,785		3,220,711

Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	2022	$440,000	$—	$—	$754,793	$16,857	(4)	$1,211,650
	2021	414,787	470,324	253,221	544,255	13,742		1,696,329
	2020	400,631	561,792	342,930	420,984	14,483		1,740,820

Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	2022	$413,100	$533,455	$266,673	$725,548	$14,765	(5)	$1,953,540
	2021	385,943	489,377	263,478	506,918	14,684		1,660,400
	2020	374,511	561,792	342,930	392,878	11,904		1,684,015

Jeffrey W. Baumgartner, Vice President, Research and Development	2022	$378,270	$566,791	$283,335	$666,727	$8,899	(6)	$1,904,021
	2021	345,794	606,737	326,728	460,733	8,808		1,748,800

Andrew Brannan, Vice President, Worldwide Sales	2022	$401,657 (7)	$500,030	$250,011	$704,071 (7)	$24,099	(8)	$1,879,869

(1)    The amounts reported in the column entitled “Stock Awards” represent the RSUs and PBRSUs granted to our NEOs. The amounts reported in the column entitled “Option Awards” represent the stock options granted to our NEOs. In each case, the value reported is the aggregate grant date fair value calculated pursuant to FASB ASC Topic 718, excluding any assumptions regarding potential forfeitures, and with respect to the PBRSUs this valuation entails a Monte Carlo calculation. The assumptions underlying the calculations under FASB ASC Topic 718 are discussed under Note 14, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 26, 2022.

(2)    This column, entitled “Non-Equity Incentive Plan Compensation,” represents the amounts earned for each fiscal year under the Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. Payments earned in the second semiannual period of a fiscal year are included in this table for that fiscal year even though they were paid in the following fiscal year.
(3)    This amount includes $11,073 in matched contributions under our 401(k) plan, $1,500 in employee contributions to a health savings account under our health benefits program, $990 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Forsyth, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(4)    This amount includes $8,028 in matched contributions under our 401(k) plan, $8,382 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(5)    This amount includes $9,981 in matched contributions under our 401(k) plan, $1,500 in employee contributions to a health savings account under our health benefits program, $2,838 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(6)    This amount includes $7,463 in matched contributions under our 401(k) plan, $990 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Baumgartner, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(7)    Cash compensation for Mr. Brannan has been converted from pound sterling to U.S. dollars using an overall average exchange rate of 1.367 U.S. dollars per pound. See the “note on foreign currency” in the section of this proxy statement entitled, “Executive Compensation Review for Fiscal Year 2022.
(8)    This amount includes $24,099 in retirement plan contributions from the Company.

Fiscal Year 2022 Grants of Plan-Based Awards Table

The following table provides certain information with respect to grants of plan-based awards for the fiscal year ended March 26, 2022, to our NEOs. All of the stock options, RSUs, and PBRSUs that are reflected in the table were granted under our 2018 Long Term Incentive Plan.
The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns below reflect potential payouts under the Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement.
The amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column below set forth potential payouts that are associated with PBRSUs. The PBRSUs will vest as to the number of shares earned on the third anniversary of the grant date. The number of PBRSUs that vest, if any, is based on Company performance during this three-year period and is determined relative to the target number of shares as described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. Holders of PBRSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding PBRSUs.
Each stock option has a maximum term of 10 years, subject to earlier termination if the optionee’s services are terminated. Unless noted, the exercisability of options vests with respect to 25% of the shares underlying the option one year after the date of grant and with respect to the remaining shares underlying the option thereafter in 36 equal monthly installments. The exercise price of each stock option is equal to the closing market price per share of our common stock as reported on Nasdaq on the date of grant.
The RSUs will vest with respect to 100% of the units underlying the award on the third anniversary of the grant date. Each unit granted pursuant to these RSUs represents a contingent right to receive one share of our common stock for each unit that vests. Holders of RSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding RSUs.
Special accelerated vesting provisions applicable to the equity awards upon a NEO’s termination of employment or upon a change of control of the Company are described in the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

Name	Grant Date (1)	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John M. Forsyth, President and Chief Executive Officer	3/2/2022	2/25/2022							17,046			$1,500,048
	3/2/2022	2/25/2022				3,435	13,739	27,478				$1,500,024
	3/2/2022	2/25/2022								39,610	$88.00	$1,499,959
			$175,000	$700,000	$1,750,000
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	3/2/2022	2/25/2022							—			$—
	3/2/2022	2/25/2022				—	—	—				$—
	3/2/2022	2/25/2022								—	$—	$—
			$82,500	$330,000	$825,000
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	3/2/2022	2/25/2022							3,031			$266,728
	3/2/2022	2/25/2022				611	2,443	4,886				$266,727
	3/2/2022	2/25/2022								7,042	$88.00	$266,673
			$81,319	$325,275	$813,188
Jeffrey W. Baumgartner, Vice President, Research and Development	3/2/2022	2/25/2022							3,220			$283,360
	3/2/2022	2/25/2022				649	2,596	5,192				$283,431
	3/2/2022	2/25/2022								7,482	$88.00	$283,335
			$75,000	$300,000	$750,000
Andrew Brannan, Vice President, Worldwide Sales	3/2/2022	2/25/2022							2,841			$250,008
	3/2/2022	2/25/2022				573	2,290	4,580				$250,022
	3/2/2022	2/25/2022								6,602	$88.00	$250,011
			$57,731	$315,674	$577,313
(1)    The Company’s policy is to grant equity awards on the Monthly Grant Date after the Compensation Committee approves the award. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date is the next regularly scheduled business day when the Company and Nasdaq are open for business. Effective as of fiscal year 2023, annual equity awards to executive officers will be granted at the close of the market on the second business day following the release of the Company’s third quarter earnings results.
(2)    The amounts reported in these columns reflect potential payment amounts under the Incentive Plan. Actual amounts earned under this plan are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Semiannual payments may be made under the Incentive Plan only if certain financial prerequisites, such as operating profit margin thresholds, are achieved, as described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. The amounts reported in the “Threshold” column reflect the minimum amount payable assuming achievement of the applicable financial-result thresholds (25% of the target amount). The amounts reported in the “Target” column reflect the target amount awarded to each NEO. The amounts reported in the “Maximum” column reflect 250% of the target amount. The amounts reported in these columns for Mr. Brannan has been converted from pound sterling to U.S. dollars using an overall average exchange rate of 1.367 U.S. dollars per pound. See the “note on foreign currency” in the section of this proxy statement entitled, “Executive Compensation Review for Fiscal Year 2022
(3)    The amounts reported in these columns reflect the number of units underlying potential payment amounts for PBRSUs under the Company’s Performance-Based Restricted Stock Unit program. Each unit granted pursuant to these PBRSUs represents a contingent right to receive one share of our common stock for each unit that is earned and vests. The number of PBRSUs that will actually be earned and vest, if any, is based on the Company’s performance during a three-year performance period following grant and is determined as described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement.
(4)    The amounts reported in this column represent the aggregate grant date fair value of the equity awards calculated pursuant to FASB ASC Topic 718, excluding any assumptions regarding potential forfeitures, and with respect to the PBRSU this valuation entails a Monte Carlo calculation. The assumptions underlying the calculations under FASB ASC Topic 718 are discussed under Note 14, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 26, 2022.

Fiscal Year 2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning the outstanding equity award holdings of our NEOs as of March 26, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
John M. Forsyth, President and Chief Executive Officer	8,854	1,563		$38.15	6/6/2028
	4,427	2,084		$41.49	11/7/2028
	7,000	5,000		$68.56	11/6/2029
	6,421	19,266		$78.00	3/3/2031
	—	39,610		$88.00	3/2/2032
						11/6/2019	4,000	$350,760
						11/6/2019			800	$70,152
						2/5/2020	18,815	$1,649,887
						3/3/2021	12,176	$1,067,713
						3/3/2021			2,029	$177,923
						3/2/2022	17,046	$1,494,764
						3/2/2022			27,478	$2,409,546

Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	666	—		$23.34	10/2/2023
	3,914	—		$20.37	10/1/2024
	4,046	—		$31.25	11/4/2025
	8,239	—		$54.65	11/2/2026
	13,000	—		$55.72	11/1/2027
	9,833	2,167		$41.49	11/7/2028
	6,650	4,750		$68.56	11/6/2029
	1,851	5,555		$78.00	3/3/2031
						11/6/2019	3,800	$333,222
						11/6/2019			760	$66,644
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	5,043	—		$20.37	10/1/2024
	3,200	—		$31.25	11/4/2025
	13,500	—		$54.65	11/2/2026
	13,500	—		$55.72	11/1/2027
	11,250	2,250		$41.49	11/7/2028
	6,650	4,750		$68.56	11/6/2029
	1,926	5,780		$78.00	3/3/2031
	—	7,042		$88.00	3/2/2032
						11/6/2019	3,800	$333,222
						11/6/2019			760	$66,644
						3/3/2021	3,653	$320,332
						3/3/2021			608	$53,316
						3/2/2022	3,031	$265,788
						3/2/2022			4,886	$428,453

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Jeffrey W. Baumgartner, Vice President, Research and Development	27,916	2,084		$38.34	5/2/2028
	1,823	2,084		$41.49	11/7/2028
	2,000	5,000		$68.56	11/6/2029
	2,389	7,167		$78.00	3/3/2031
	—	7,482		$88.00	3/2/2032
						11/6/2019	4,000	$350,760
						11/6/2019			800	$70,152
						3/3/2021	4,529	$397,148
						3/3/2021			754	$66,118
						3/2/2022	3,220	$282,362
						3/2/2022			5,192	$455,286

Andrew Brannan, Vice President, Worldwide Sales	2,865	—		$55.72	11/1/2027
	4,166	2,084		$41.49	11/7/2028
	3,500	4,375		$68.56	11/6/2029
	1,851	5,555		$78.00	3/3/2031
	—	6,602		$88.00	3/2/2032
						11/6/2019	3,500	$306,915
						11/6/2019			700	$61,383
						3/3/2021	3,511	$307,880
						3/3/2021			585	$51,299
						3/2/2022	2,841	$249,127
						3/2/2022			4,580	$401,620

(1)    All outstanding stock options vest over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date, and 1/36 of the remaining options vesting on a monthly basis over the following three years.
(2)    Options have a maximum 10-year term. The expiration date shown in this column is the normal expiration date occurring on the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with a NEO’s termination of employment or in connection with certain corporate transactions, including a change in control of the Company.
(3)    This column corresponds to RSUs. Outstanding RSUs will vest with respect to 100% of the units underlying the award on the third anniversary of the grant date. Each unit granted pursuant to these RSUs represents a contingent right to receive one share of our common stock for each unit that vests.
(4)    The market value of unvested RSUs reported in column (h) is calculated by multiplying the number of shares of common stock ultimately subject to each award reported in column (g) by the closing market price of our common stock on March 25, 2022, (the last trading day of fiscal year 2022), which was $87.69 per share.

(5)    This column corresponds to PBRSUs. The disclosed number of PBRSUs is based on the next higher performance level (threshold, target, or maximum) above the Company’s performance through the most recently completed fiscal year. Accordingly, PBRSUs granted on November 6, 2019, and March 3, 2021, are listed at their threshold level because the Company’s relative TSR performance for those awards through the most recently completed fiscal year would result in a payout of 0%. PBRSUs granted on March 2, 2022, are listed at their maximum level because the Company’s relative TSR performance for those awards through the most recently completed fiscal year would result in a payout of the target level of 100%. The number of units that ultimately earned and vest, if any, will be based on the Company’s performance and will be relative to the target number of units as further described in the “Compensation Discussion and Analysis” section of this proxy statement. Each unit granted pursuant to these PBRSUs represents a contingent right to receive one share of our common stock for each unit that is earned and vests. Such vesting will occur on the third anniversary of the grant date.
(6)    The market value of unvested PBRSUs reported in column (j) is calculated by multiplying the number of shares ultimately subject to each award reported in column (i) by the closing market price of our common stock on March 25, 2022, (the last trading day of fiscal year 2022), which was $87.69 per share.

Fiscal Year 2022 Option Exercises and Stock Vested Table

The following table provides information on the value realized by each NEO as a result of options that were exercised and stock awards that vested during fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
	(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)
John M. Forsyth, President and Chief Executive Officer	—	$—	19,056	$1,485,662
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	13,043	$761,719	5,292	$417,274
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	12,735	$891,450	5,554	$437,933
Jeffrey W. Baumgartner, Vice President, Research and Development	33,593	$1,568,899	32,246	$2,422,007
Andrew Brannan, Vice President, Worldwide Sales	18,252	$534,911	5,086	$401,031

(1)    The value realized on the exercise of stock options was computed by determining the difference between the market price of our common stock underlying each option on the date of exercise and the exercise price of the options for each share exercised multiplied by the number of options exercised (column b).
(2)    The value realized on the vesting of stock awards was computed by multiplying the number of shares acquired on vesting (column d) by the market price of our common stock on the date of vesting.
Pension Benefits and Nonqualified Deferred Compensation
The tables disclosing pension benefits or nonqualified deferred compensation are omitted because we do not sponsor or maintain either a defined benefit pension plan or a nonqualified deferred compensation plan for the benefit of our executive officers.
Potential Payments upon Termination or Change of Control
We do not maintain individual employment, severance, or change of control agreements with our NEOs; however, we do maintain the Severance Plan, which provides for certain payments and benefits to individuals employed by the Company and its subsidiaries at the level of Chief Executive Officer and Vice President or above and reporting directly to the Chief Executive Officer (“Eligible Executives”) in the event that the employment of such an executive officer is involuntarily terminated other than for cause or in certain circumstances following a change of control of the Company. The NEOs may also receive certain benefits under the Incentive Plan in the event of certain terminations of employment that occur prior to the payment of the award for the applicable fiscal year.
The Severance Plan
While each of our NEOs was considered an Eligible Executive under the Severance Plan during fiscal year 2022, Mr. Case stepped down from his role as CFO in fiscal year 2023, effective April 18, 2022. Mr. Case will remain employed on an at-will basis in a non-executive role as an advisor to the Company through November 11, 2022 to assist with the orderly transition of his duties. From April 18, 2022 to November 11, 2022, unless earlier terminated, Mr. Case will: (a) continue to receive his current base salary, (b) continue to vest in his outstanding equity awards, (c) remain eligible under the Company’s Incentive Plan to receive the semiannual bonus corresponding to the Company’s second half of fiscal year 2022, and (d) participate in the Company’s health, retirement, and other programs on the same basis as other non-executive employees. During this period, Mr. Case will not receive any other bonuses and will no longer be eligible under the Severance Plan.
We maintain the Severance Plan because it helps us attract and retain top talent. Further, we believe that the Severance Plan provides a level of stability for our executive officers during volatile business conditions that have historically existed so that they remain focused on their responsibilities and the long-term interests of the Company during such times.
The Severance Plan provides that, in the event of an Eligible Executive’s involuntary termination of employment by the Company other than for “cause” (as such term is defined below for purposes of the Severance Plan) the Eligible Executive will be eligible to receive: (i) continuation of base salary for a period of up to six months (up to 12 months in the case of our CEO) following termination of employment, and (ii) payment in full of a reasonable estimate of COBRA premiums for six months (12 months in the case of our CEO) (collectively, the “Termination Payment”).
The Severance Plan further provides that, if an Eligible Executive’s employment is terminated either by the Company other than for “cause” or by the Eligible Executive for “good reason” within 12 months following a “change of control” (each term as defined below for purposes of the Severance Plan) of the Company, they will be eligible to receive a “Change of Control Termination Payment,” which is comprised of: (i) a lump sum payment equal to 12 months’ base salary (24 months in the case of our CEO), (ii) 100% of their annual target bonus amount as of the executive’s termination date (200% in the case of our CEO) and, if not already provided for in an applicable bonus plan, a prorated target bonus amount corresponding to the amount of time elapsed under the current bonus period as of their termination date, (iii) acceleration in full of any unvested stock options or any other securities or similar incentive awards that have been granted or issued to them as of the employment termination date, and (iv) payment in full of a reasonable estimate of COBRA premiums for 12 months (18 months in the case of our CEO). In addition, the Eligible Executive will have until six months from the employment termination date to exercise any vested options, except that no option will be exercisable after the option’s expiration date.

In the event of an Eligible Executive’s death or termination of employment due to “disability” (as such term is defined below for purposes of the Severance Plan), the Eligible Executive or their estate, as applicable, will receive the Termination Payment described above. If the death or termination due to disability has occurred within 12 months following a change of control of the Company, they or their estate, as applicable, will receive the Change of Control Termination Payment described above.
For purposes of the Severance Plan:
•“cause” means (i) gross negligence or willful misconduct in the performance of an executive officer’s duties; (ii) a material and willful violation of any federal or state law that if made public would injure the business or reputation of the Company; (iii) a refusal or willful failure to comply with any specific lawful direction or order of the Company or a material violation of a policy or procedure of the Company including but not limited to the Company’s Code of Conduct, Harassment Prevention Policy, and the Company’s Insider Trading Policy as well as any obligation concerning proprietary rights and confidential information of the Company; (iv) a conviction (including a plea of nolo contendere ) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill if the executive officer were to continue to be retained as an employee of the Company; (v) commission of theft, embezzlement, fraud, financial impropriety, or any act of dishonesty relating to employment with the Company; (vi) failure to cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding; or (vii) a substantial and continuing willful refusal to perform duties ordinarily performed by an employee in the same position and having similar duties as the executive officer.
•“good reason” refers to the executive officer’s resignation from the Company within thirty days following the Company’s failure to cure the occurrence of any of the following events: (i) without the executive officer’s express written consent, a material reduction of the executive officer’s duties, authority, or responsibilities relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction, or the assignment to the executive officer of such reduced duties, authority, or responsibilities; provided, however, that: (a) the occurrence of a Change of Control (as defined below for purposes of the Severance Plan) shall not, in and of itself, constitute a material adverse change in the executive officer’s duties, authority, or responsibilities; and (b) a change in the executive officer’s position or title following a Change of Control shall not constitute Good Reason so long as the executive officer retains substantially the same duties, authority, or responsibilities of a division, subsidiary, or business unit that constitutes or includes a significant portion of the business of the Company following the Change of Control; (ii) a material reduction by the Company in the base salary or bonus opportunity of an executive officer as in effect immediately prior to such reduction; provided, however, that such reductions shall not constitute Good Reason if they are pursuant to a company-wide reduction of base salaries and/or bonuses; or (iii) the relocation of an executive officer’s principal work location to a facility or a location more than 50 miles from the executive officer’s then present principal work location. “Good reason” shall not exist unless the executive officer provides written notice of the circumstances alleged to give rise to Good Reason within 30 days of their occurrence and the Company (or our successor) fails to cure such circumstances within 30 days.
•“disability” means a mental or physical disability, illness or injury, evidenced by medical reports from a duly qualified medical practitioner, which renders an executive officer unable to perform any one or more of the essential duties of their position after the provision of reasonable accommodation, if applicable, for a period of greater than 90 days within a one year period.
•“change of control” means the occurrence of one or more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the then outstanding stock of the Company entitled to vote generally in the election of the members of the Company’s Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (A) securities representing more than 50% of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned common stock of the Company immediately prior to such merger or consolidation, and (B) the members of the Board of Directors immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which either (A) persons who beneficially owned, directly or indirectly, common stock of the Company immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than 50% of the total combined voting power of the Company’s outstanding securities or (B) the members of the existing Board do not constitute a majority of the Board of Directors immediately after such reverse merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than a sale, transfer or other disposition to one or more subsidiaries of the Company).
The Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change of control, if such amendment would be adverse to the interest of such Eligible Executive. If any payment or benefit under the Severance Plan would be a “parachute payment” (within the meaning of Section 280G of the IRC) and would therefore result in the imposition of an excise tax, an Eligible Executive’s payments and benefits will not exceed the amount that produces the greatest after-tax benefit to the Eligible Executive.
To receive payments and benefits under the Severance Plan, an Eligible Executive must execute a release of all claims against the Company. If the Eligible Executive is considered a “specified employee” under Section 409A of the IRC at the time of their termination of employment, any amounts payable under the Severance Plan will be delayed for a period of six months if it is determined that such a delay is necessary in order to prevent the payment from imposing excise taxes on the executive officer.
Incentive Plan
In addition, executive officers participating in the Incentive Plan, as described further in the “Compensation Discussion and Analysis” section of this proxy statement, may also receive payments upon termination of employment. Pursuant to the Incentive Plan, a participant, including each of our NEOs, must be continuously employed through the last day of the applicable semiannual performance period and through the later date that cash bonuses under the Incentive Plan for such semiannual performance period are actually paid. However, participants whose employment terminates due to death or “disability” during a semiannual performance period will be eligible to receive a pro rata cash bonus payment based on the number of days the participant was employed during that semiannual performance period and the Company’s actual performance during the semiannual performance period. The pro rata bonus amount will be paid to the terminated participant on or before the 15th day of the third month after the later of (i) the last day of the calendar year in which such participant died or incurred a “disability” or (ii) the last day of the Company’s taxable year in which such participant died or incurred a “disability.” Payment under the Incentive Plan would no longer be received if a participant’s employment was terminated for some other reason during a semiannual performance period.
For purposes of the Incentive Plan, “disability” means total and permanent disability as defined in accordance with the Company’s Long-Term Disability Plan.
The discussion and tables below present an estimate of the amount of compensation and/or other payments and benefits payable to our NEOs in the event of their termination of employment and/or in the event of a change of control of the Company. The amounts disclosed assume that such termination and/or the occurrence of such change of control was effective as of March 26, 2022, the last day of fiscal year 2022. We also assume that each NEO was continuously employed by the Company and under the Severance Plan and the Incentive Plan throughout at least the second half of fiscal year 2022. The amounts below have been calculated using assumptions, such as these, that we believe to be reasonable, along with further assumptions that are described in more detail below. The actual amounts that would be paid under each scenario depend on various factors, which may or may not exist at the time a NEO’s employment is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”
Conditions Involving Involuntary Termination of Employment or Death/Disability
The estimated amount payable to each of our NEOs pursuant to the Severance Plan and the Incentive Plan in the event of an involuntary termination of employment by the Company other than for cause, or due to the NEO’s death or disability, in each case, assuming such termination occurred on March 26, 2022 (and was not following a change in control), and in view of the other assumptions above, is set forth in the table below. Such termination of employment will not result in the acceleration of vesting of outstanding equity awards; therefore, there is no value associated with stock options, RSUs, or PBRSUs in the table below. For purposes of our calculations, we have assumed that all material compensation elements and expenses have been paid current, and there would be no need to include additional values for items such as accrued vacation or paid time off.

Name	Salary Continuation (1)		Health Benefits (2)	Cash Bonus Under Incentive Plan (3)		Total
John M. Forsyth, President and Chief Executive Officer	$700,000		$23,913	$350,000		$1,073,913
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$220,000		$8,785	$165,000		$393,785
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$216,850		$11,957	$162,638		$391,444
Jeffrey W. Baumgartner, Vice President, Research and Development	$200,000		$12,809	$150,000		$362,809
Andrew Brannan, Vice President, Worldwide Sales	$210,450	(4)	$—	$157,837	(4)	$368,287
(1)    The salary continuation payment for our CEO represents the value of 12 months of base salary, based on our CEO’s base salary level in effect on March 26, 2022. For each of the other NEOs, the amount is based on six months of base salary, at the base salary level in effect on March 26, 2022.
(2)    Amounts attributable to healthcare benefits were computed based on an estimate of the COBRA payments payable by the Company at the rates in effect as of March 26, 2022 for the following time periods following termination of employment: 12 months for our CEO and 6 months for each of the other NEOs.
(3)    The NEOs would only receive the payments enumerated in this column in the event of a termination of employment due to death or disability. In the event employment is terminated for any other reason, the NEO would forfeit these amounts. On a termination due to death or disability, the NEO would be entitled to a pro rata payment of their bonus under the Incentive Plan. Because March 26, 2022 is the last day of the semiannual performance period, the NEO would be entitled to a full payment of the semiannual bonus. As such, we have calculated the cash bonus under the Incentive Plan as the target Incentive Plan Payout Percentage (100%) applied to each individual’s current target bonus under the Incentive Plan for the semiannual performance period ending on March 26, 2022.
(4)    Cash compensation for Mr. Brannan has been converted from pound sterling to U.S. dollars using an overall average exchange rate of 1.367 U.S. dollars per pound. See the “note on foreign currency” in the section of this proxy statement entitled, “Executive Compensation Review for Fiscal Year 2022.

Conditions Additionally Involving a Change of Control
The estimated amount payable to each of our NEOs pursuant to the Severance Plan in the event of a termination of employment during the 12-month period following a change of control of the Company by the Company other than for cause, by the NEO for good reason, or due to the NEO’s death or disability, in each case, assuming such termination occurred on March 26, 2022, and in view of the other assumptions above, is set forth in the table below. In the event of termination of employment following a change of control as described above, the Severance Plan provides that outstanding equity awards will be accelerated (i.e., such awards are “double trigger”). The potential application of any cutback required under the Severance Plan due to the operation of Sections 280G and 4999 of the IRC has not been included in these calculations:

Name	Lump Sum Salary Payment(1)		Accelerated Vesting of Unvested Equity(2)	Health Benefits (3)	Cash Bonus Under Severance Plan (4)		Total
John M. Forsyth, President and Chief Executive Officer	$1,400,000		$7,216,335	$35,870	$1,750,000		$10,402,205
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$440,000		$1,357,685	$17,569	$495,000		$2,310,254
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$433,700		$1,864,497	$23,913	$487,913		$2,810,023
Jeffrey W. Baumgartner, Vice President, Research and Development	$400,000		$2,167,482	$25,619	$450,000		$3,043,100
Andrew Brannan, Vice President, Worldwide Sales	$420,899	(5)	$1,749,261	$—	$473,512	(5)	$2,643,672

(1)    The lump sum salary payment for our CEO represents the value of 24 months of base salary, based on our CEO’s base salary level in effect on March 26, 2022. For each of the other NEOs, the amount is based on 12 months of base salary, at the base salary level in effect on March 26, 2022.

(2)    The valuation of accelerated vesting of unvested equity awards has been computed based on: (1) the estimated value that would have been realized based on the difference between the exercise price of the options that were subject to accelerated vesting and the closing market price of our common stock on March 25, 2022 (the last trading day prior to March 26, 2022), which was $87.69 per share, and (2) the value of the RSUs and target-level PBRSUs subject to accelerated vesting based on that same closing market price.

(3)    The valuation of healthcare benefits has been computed based on an estimate of the COBRA payments payable by the Company at the rates in effect as of March 26, 2022 for the following time periods following termination of employment: 18 months for our CEO and 12 months for each of the other NEOs.

(4)    The amounts in this column consist of two components: (a) 100% of the NEO’s annual target bonus amount as of the termination date (in the case of the CEO, 200%) plus (b) a prorated target bonus amount corresponding to the current bonus period as of the termination date. Because the termination is deemed to occur on the last day of the fiscal year, this prorated target bonus component represents the NEOs’ target bonus amount for the semiannual performance period ending on March 26, 2022.
(5)    Cash compensation for Mr. Brannan has been converted from pound sterling to U.S. dollars using an overall average exchange rate of 1.367 U.S. dollars per pound. See the “note on foreign currency” in the section of this proxy statement entitled, “Executive Compensation Review for Fiscal Year 2022.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of March 26, 2022 about shares of our common stock that may be issued upon the exercise of options, warrants, and rights under the Company’s 2006 Stock Incentive Plan and the 2018 Long Term Incentive Plan:

	(A) Number of securities to be issued upon exercise of outstanding options		(B) Weighted-average exercise price of outstanding options		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity Compensation Plans Approved by Security Holders(1)	3,480,885	(2)	$57.75	(3)	2,617,141
Equity Compensation Plans Not Approved by Security Holders	—		—		—
TOTAL	3,480,885		$57.75		2,617,141

(1)    Represents equity awards under the 2018 Long Term Incentive Plan; a 1.5 full value award multiplier is applied to all RSUs and PBRSUs granted.

(2)    Includes 2,660,762 shares granted under the 2018 Long Term Incentive Plan that are issuable upon the vesting of the outstanding RSUs and PBRSUs.

(3)    The weighted average exercise price does not take into account the shares issuable upon the vesting of the outstanding RSUs and PBRSUs.

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of our Company (other than our CEO) and the annual total compensation of John Forsyth, our CEO. For fiscal year 2022:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $174,893; and
•the annual total compensation of our CEO was $6,624,468 (as reflected in the Fiscal Year 2022 Summary Compensation Table included in this proxy statement).
•Based on this information, the annual total compensation of our CEO was estimated to be 37.9 times that of the median of the annual total compensation of all employees of our Company (other than our CEO).
We believe this ratio is a reasonable estimate calculated in a manner consistent with the Securities and Exchange Commission rules. Different companies may use different methodologies in arriving at a pay ratio, and as a result, these ratios are not necessarily designed to facilitate comparisons among different companies. Rather, they allow stockholders to better understand and assess each particular company’s internal compensation practices.
Identifying the Median Employee
We identified our median employee by considering our employee population as of the last day of our fiscal year, March 26, 2022. We considered all employees at our consolidated subsidiaries and all worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary, or seasonal basis. For purposes of selecting our median employee, we used a consistently applied compensation measure that included (1) base pay during fiscal year 2022 using salary or base pay rate as of March 26, 2022, (2) all cash bonuses earned during fiscal year 2022, and (3) the aggregate full grant date fair value of equity awards granted during fiscal year 2022, calculated in accordance with FASB ASC Topic 718. Compensation paid in foreign currencies was converted to U.S. dollars based on the average monthly exchange rate for March, 2022. For employees who were employed for less than the full fiscal year, we annualized their base pay. The value of the Company’s retirement/401(k) plan and medical benefits provided was excluded, as all employees in a given jurisdiction are offered the same benefits, and we did not make any cost-of-living adjustments. Our employee population other than the CEO was an even number, and therefore two midpoint employees were identified as potential medians, one based in the U.S. and one in Japan. From these two, we chose as our median employee the U.S.- based employee who had a slightly lower annual total compensation, yielding a higher pay ratio.
Calculating the Ratio
After identifying the median employee, we calculated the elements of such employee’s annual total compensation for fiscal year 2022 pursuant to Item 402(c)(2)(x) of Regulation S-K: $174,893. For the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Fiscal Year 2022 Summary Compensation Table included in this proxy statement: $6,624,468.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the SEC, and it operates under a written charter adopted by the Board, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Audit Committee continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with new rules and regulations as they are adopted.
As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).
In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
The Audit Committee serves an oversight role for the Board in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.
In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended March 26, 2022, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable PCAOB rules regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.
Based upon the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 26, 2022, as filed with the SEC.
Submitted by the Audit Committee of the Board:
Alexander M. Davern, Chair
John C. Carter
Deirdre R. Hanford

AUDIT AND NON-AUDIT FEES AND SERVICES
Audit and Related Fees
The following table shows the fees accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years 2022 and 2021. The Audit Committee pre-approved 100% of these services and related fee amounts.

	2022	2021
Audit Fees	$1,415,000	$1,395,000
Audit-Related Fees	$100,000	$4,500
Tax Fees	$366,120	$255,806
All Other Fees	$3,516	$2,852
Total	$1,884,636	$1,658,158
Audit Fees. Audit services consisted of the audit of the Company’s consolidated financial statements and of management’s assessment of the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally.
Audit-Related Fees. Audit-related services generally include fees for accounting consultations and registration statements filed with the SEC.
Tax Fees. The fiscal year 2022 tax fees include $95,000 in tax compliance and tax return preparation services. The remainder of the fiscal year 2022 tax fees relate to technical tax advice and tax planning. The fiscal year 2021 tax fees include $141,100 in tax compliance and tax return preparation services. The remainder of the fiscal year 2021 tax fees relate to technical fees including technical tax advice and tax planning.
All Other Fees. The other fees correspond to an Ernst & Young research tool.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a written policy for the pre-approval of audit, audit-related, and non-audit services provided by the Company’s independent registered public accounting firm.
For audit and audit-related services, the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval. A list of non-audit services and estimated budget for such services for the upcoming fiscal year are submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 are approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification and Insurance. Our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.
Procedures for Review, Approval, and Ratification of Related Party Transactions. The Board recognizes that Related Party Transactions (as defined below) can present conflicts of interest and questions as to whether transactions are in the best interests of the Company. Accordingly, the Board has documented and implemented certain procedures for the review, approval, or ratification of Related Party Transactions greater than $50,000. Related Party Transactions less than $50,000 are reported to the Audit Committee at least annually.
Pursuant to these procedures, the Audit Committee must review, approve, or ratify any such transactions with Related Persons (as defined below). When it is impractical to wait for a scheduled Audit Committee meeting, a proposed Related Party Transaction may be submitted to the Audit Committee Chair for approval and then subsequently reported to the Audit Committee at the next Audit Committee meeting.
This procedure seeks to promote Company decisions that are based on the merits of the transaction and the interests of the Company and its stockholders. While it is the Company’s preference to avoid Related Party Transactions, this procedure sets forth a methodology for considering a proposed Related Party Transaction in which the standard to be applied is whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.
For these purposes, a “Related Person” is any person who: (1) is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company; (2) is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (3) is an immediate family member of any of the foregoing persons; or (4) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a director, general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.
For these purposes, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and in which a Related Person had, has, or will have a direct or indirect interest.
Transactions with Related Persons. For fiscal year 2022, we had no material related party transactions that were required to be disclosed in accordance with SEC regulations.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors, and greater than 10% stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.
The Company believes that, during the fiscal year 2022, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% stockholders were met in a timely manner except for one late Form 4 filing for each of the following officers: Carl J. Alberty and Thurman K. Case. With respect to Mr. Alberty, the late Form 4 filing pertained to two transactions, and with respect to Mr. Case, the late Form 4 filing pertained to four transactions. Due to administrative delays, these two Form 4s were filed one day late on November 10, 2021, instead of November 9, 2021.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as stockbrokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
This year, we expect that a number of stockbrokers with account holders who beneficially own common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of the proxy materials. A single Notice of Internet Availability of the proxy materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your stockbroker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Conversely, if multiple stockholders who reside at the same address receive multiple copies of our annual report and proxy materials, they may provide instructions if they prefer to receive only one copy of such materials. Stockholders may provide instructions or change their instructions at any time by contacting Broadridge ICS, either by calling toll-free (866)-540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you contact Broadridge ICS using the contact information above, we will promptly deliver to you a separate copy of our Annual Report, Notice of Internet Availability of the proxy materials, and the proxy materials for the 2022 Annual Meeting, and for future meetings, if you so request. Please also contact Broadridge ICS if you wish to request delivery of a single copy of those materials if you currently receive multiple copies.

COMMUNICATING WITH US

Communicating with the Board
If you would like to contact the Board, including a Committee, you may write to the following address:

Board of Directors
c/o Corporate Secretary
Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701
The Corporate Secretary or Chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board all such correspondence that, in the opinion of the Corporate Secretary or Chair of the Governance and Nominating Committee, deals with the functions of the Board or the Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Chair of the Audit Committee.
Other Communications
If you would like to receive information about the Company, you may use one of these convenient methods:

1.     To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at (512) 851-4125.

2.    To view our home page on the internet, use our website address: www.cirrus.com. Our home page provides you access to product, marketing and financial data, job listings, and an online version of this proxy statement, our Annual Report on Form 10-K, and other filings with the SEC.
If you would like to write to us, please send your correspondence to the following address:
Cirrus Logic, Inc.
Attention: Investor Relations
800 W. 6th Street
Austin, TX 78701
If you would like to inquire about stock transfer requirements, lost certificates, and change of stockholder address, please contact our transfer agent, Computershare Investor Services, at (877) 373-6374 (toll free) or (781) 575-2879 or by visiting their website at www.investorcentre.com (see “contact us” section and other online features).
If you would like to report any inappropriate, illegal, or criminal conduct by any employee, agent, or representative of the Company; any violation of the Company’s Code of Conduct; or any complaint or concern including those regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP), or through its website at cirruslogic.ethicspoint.com.

ANNUAL REPORT
On May 20, 2022, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 26, 2022. The Annual Report on Form 10-K has been provided concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.
Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov , (2) from our website at investor.cirrus.com, or (3) by writing to Investor Relations, Cirrus Logic, Inc., 800 W. 6th Street, Austin, TX 78701. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

John M. Forsyth
President and Chief Executive Officer
Austin, Texas
June 2, 2022

ANNEX
INCENTIVE PLAN RECONCILIATION

	6 Months Ended

	2H'22	1H'22
Net Revenue	$1,038,321	$743,139
Cost of Sales	$490,070	$367,749
Gross Profit	$548,251	$375,390

Total Operating Expenses	$296,212	$261,091

Total Operating Income	$252,039	$114,299
Operating Income Percentage	24%	15%

Operating Income Reconciliation
GAAP Operating Income	$252,039	$114,299

Amortization of acquisition intangibles	$16,965	$10,052
Stock compensation expense	$34,857	$31,535
Other adjustments **	$6,319	$5,834
Bonus VCP, Executive, Leadership Plan Exclusion	$28,080	$19,362
Non GAAP Operating Income Used for Bonus Plans	$338,260	$181,082
Non GAAP Operating Income Percentage Used for Bonus Plans	33%	24%

** Other adjustments may include certain acquisition expenses, litigation expenses, patent agreements, restructuring items, sales reorganizations, asset gains, impairments, or other. The noted figures of 5,834 and 6,319 were associated with the acquisition of Lion Semiconductor.

Exhibit 1

SECOND AMENDMENT TO THE
CIRRUS LOGIC, INC. 2018 LONG TERM INCENTIVE PLAN
The Board of Directors (the “Board”) of Cirrus Logic, Inc., a Delaware corporation (the “Company”), hereby makes this Second Amendment (this “Amendment”) to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan, as amended (the “Plan”), this 17th day of May, 2022. Subject to the approval of the Company’s shareholders at the 2022 Annual Meeting, the effective date of this Amendment shall be July 29, 2022.
WHEREAS, the Company originally established the Plan to be effective as of August 3, 2018, for purposes of providing compensation and incentive awards to employees, directors and consultants that are based on the Company’s common stock, par value $0.001 per share (the “Stock”) in order to strengthen the Company’s ability to attract, motivate and retain service providers of experience and ability, and to encourage the highest level of performance in the Company’s financial success and growth; and
WHEREAS, the Plan was amended by the First Amendment, effective July 31, 2020, to increase the number of shares of Stock reserved for issuance pursuant to the Plan from 6,125,205 to 9,325,205 shares of Stock.
WHEREAS, the Company now desires to further amend the Plan to increase the number of shares of Stock available for issuance pursuant to the Plan.
NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed to them in the Plan.

2.
Amendments. Section 4(a) is hereby amended and restated in its entirety as follows:

Section 4(a) is hereby amended and restated in its entirety as follows:

(a) Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8 below, 11,415,205 million shares of Stock are reserved for issuance pursuant to this Plan and available for delivery with respect to Awards. This number of shares of Stock consists of the following: (i) 2,090,000 newly reserved shares in connection with the Second Amendment to the Plan (effective July 29, 2022); (ii) 3,200,000 additional reserved shares pursuant to the First Amendment to the Plan (effective July 31, 2020); (iii) 2,300,000 shares that were originally reserved in connection with the adoption of the Plan (as of the Effective Date); and (iv) 3,825,205 shares that remained available under the Prior Plan immediately prior to the Effective Date and were carried over to become available for issuance pursuant to the Plan. With respect to any award that is still outstanding pursuant to the Prior Plan as of the Effective Date (a “Prior Plan Award”), in accordance with Section 5 of the Prior Plan, if, on or after the Effective Date, such a Prior Plan Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Stock, then the Stock covered by such Prior Plan Award shall become Stock that may be issued with respect to Awards granted under this Plan, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash. All Stock described in this Section 4(a) that becomes issuable pursuant to this Plan shall be available for the issuance of shares upon the exercise of ISOs.

3.	Remainder of the Plan. Except as expressly provided herein, the Plan remains in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed in its name and on its behalf by its duly authorized representative on the date set forth above.
CIRRUS LOGIC, INC.
By:    /s/ Venk Nathamuni
Name:     Venk Nathamuni
Title:     Chief Financial Officer and Principal
Accounting Officer
Signature Page to Second Amendment to
Cirrus Logic, Inc. 2018 Long Term Incentive Plan

Exhibit 2

FIRST AMENDMENT TO THE
CIRRUS LOGIC, INC. 2018 LONG TERM INCENTIVE PLAN
The Board of Directors (the “Board”) of Cirrus Logic, Inc., a Delaware corporation (the “Company”), hereby makes this First Amendment (the “Amendment”) to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan, as amended (the “Plan”) this 14th day of May, 2020. Subject to approval of the Company’s shareholders at the 2020 Annual Meeting, the effective date of this Amendment shall be July 31, 2020.
WHEREAS, the Company originally established the Plan to be effective as of August 3, 2018, for purposes of providing compensation and incentive awards employees, directors and consultants that are based on the Company’s common stock, par value $0.001 per share (the “Stock”) in order to strengthen the Company’s ability to attract, motivate and retain service providers of experience and ability, and to encourage the highest level of performance in the Company’s financial success and growth; and
WHEREAS, the Company now desires to amend the Plan to increase the number of shares of Stock available for issuance pursuant to the Plan.
NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed thereto in the Plan.

2.
Amendments. Section 4(a) is hereby amended and restated in its entirety as follows:

Section 4(a) is hereby amended and restated in its entirety as follows:

Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 9,325,205 million shares of Stock are reserved for issuance pursuant to this Plan and available for delivery with respect to Awards. This number of shares of Stock consists of the following: (i) 3,200,000 newly reserved shares in connection with the first amendment to the Plan (in 2020); (ii) 2,300,000 shares that were originally reserved in connection with the adoption of the Plan (in 2018); and (iii) 3,825,205 shares of Stock that remained available under the Prior Plan immediately prior to the Original Effective Date and were carried over to become available for issuance pursuant to the Original Plan. With respect to any award that is still outstanding pursuant to the Prior Plan as of the Effective Date (a “Prior Plan Award”), in accordance with Section 5 of the Prior Plan, if such a Prior Plan Award, on or after the Effective Date, is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Stock, then the Stock covered by such Prior Plan Award, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash, shall become Stock that may be issued with respect to Awards granted under this Plan. All Stock described in this Section 4(a) that becomes issuable pursuant to this Plan shall be available for the issuance of shares upon the exercise of ISOs.

3.	Remainder of the Plan. Except as expressly provided herein, the Plan remains in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed in its name and on its behalf by its duly authorized representative on the date set forth above.

CIRRUS LOGIC, INC.
By:    /s/ Thurman Case
Name:     Thurman Case
Title:     Vice President, Chief Financial Officer and Principal Accounting Officer

Signature Page to
First Amendment to
Cirrus Logic, Inc. 2018 Long Term Incentive Plan

CIRRUS LOGIC, INC.
2018 Long Term Incentive Plan
1.Purpose. The purpose of the Cirrus Logic, Inc. 2018 Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Cirrus Logic, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Other Stock-Based Awards, Cash Awards, Substitute Awards, Performance Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b)“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.
(c)“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Other Stock-Based Award, Cash Award, Substitute Award or Performance Award, together with any other right or interest, granted under the Plan.
(d)“Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Cash Award” means an Award denominated in cash granted under Section 6(h).
(g)“Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date: (i) the Company will not be the surviving entity in any merger, share exchange, or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) at such time as the Company becomes a reporting company under the Exchange Act, as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election will cease to constitute a majority of the Board; provided, however, that a Change in Control will not include (A) any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction, which involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to such event or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting stock of the Company immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting stock (based upon voting power) of (1) any entity that owns, directly or indirectly, the stock of the Company, (2) any entity with which the Company has merged, or (3) any entity that owns an entity with which the Company has merged. Notwithstanding anything to the contrary within this definition, with respect to any Award that is subject to Section 409A of the Code, a “Change in Control” shall not occur unless that Change in Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the regulations promulgated under Section 409A of the Code.
(h)“Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows:  the price per share offered to holders of Stock in any merger or consolidation,  the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets,  the amount distributed per share of Stock in a dissolution transaction,  the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or  if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
(i)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(j)“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
(k)“Effective Date” means August 3, 2018.
(l)“Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors and consultants of the Company; provided, however, that, any such individual must be an

“employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.
(m)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(n)“Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(o)“Full-Value Award” means an Award other than an Option, a SAR or other Award whose intrinsic value is solely dependent on appreciation in the price of the Stock after the date of grant.
(p) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(q)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(r)“Nonstatutory Option” means an Option that is not an ISO.
(s)“Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
(t)“Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(g).
(u)“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(v)“Performance Award” means an award granted to an Eligible Person under Section 6(j), the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Committee.

(w)“Prior Plan” means the Cirrus Logic, Inc. 2006 Stock Incentive Plan (Amended and Restated as of May 26, 2015).
(x)“Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(y)“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
(z)“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).
(aa)“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
(ab)“SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
(ac)“SEC” means the U.S. Securities and Exchange Commission.
(ad)“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(ae)“Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
(af)“Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(ag)“Substitute Award” means an Award granted under Section 6(i).
3.Administration.
(a)Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i) designate Eligible Persons as Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Person;
(iii) determine the number of shares of Stock or amount of cash to be covered by Awards;
(iv) determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(v) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;
(vi) determine the treatment of an Award upon a termination of employment or other service relationship;
(vii) impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
(viii) interpret and administer the Plan and any Award Agreement;
(ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.
(b)Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (B) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.
(c)Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the

Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.
(d)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e)Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, to ensure that the Company complies with any applicable requirements of foreign securities exchanges, to take advantage of specific tax treatment in any country, or to facilitate the administration of the Plan, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems necessary or advisable. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.Stock Subject to Plan.
(a)Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 2.3 million shares of Stock are being newly reserved for this Plan and available for delivery with respect to Awards. In addition to the 2.3 million shares of Stock newly reserved for this Plan, the remaining available shares of Stock under the Prior Plan that are not the subject of awards that are outstanding under the Prior Plan immediately prior to the Effective Date of this Plan (the “Prior Plan Awards”) will automatically and immediately cease to be available for grant pursuant to the Prior Plan at the Effective Date of this Plan, and all such shares of Stock shall be carried over and become available for issuance pursuant to this Plan (and shall also be subject to adjustment consistent with Section 8). Prior Plan Awards shall remain outstanding following the Effective Date in accordance with their terms; however, no new awards may be granted pursuant to the Prior Plan on or after the Effective Date. With respect to Prior Plan Awards, in accordance with Section 5 of the Prior Plan, if such a Prior Plan Award, on or after the Effective Date, is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates or is canceled without the actual delivery of Stock, then the Stock covered by such Prior Plan Award, to the extent of such surrender, exchange, forfeiture, expiration, lapse, termination, cancellation or payment in cash, shall become Stock that may be issued with respect to Awards granted under this Plan. All Stock described in this Section 4(a)

that becomes issuable pursuant to this Plan shall be available for the issuance of shares upon the exercise of ISOs.
(b)Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; provided, however, that to the extent that a share of Stock is subject to an outstanding Full-Value Award, such share shall reduce the aggregate share limit set forth in Section 4(a) by 1.5 shares of Stock, and to the extent that a share of Stock is subject to an outstanding Award other than a Full-Value Award, such share shall reduce the aggregate share limit set forth in Section 4(a) by one share of Stock.
(c)Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under this Plan that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose), will again be available for Awards. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.
(d)Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan, nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.
(e)Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.
5.Eligibility and Certain Director Compensation Limitations.
(a)Eligibility. Awards may be granted under the Plan only to Eligible Persons.
(b)Director Limitations on Awards. In any one calendar year, the aggregate value of all compensation paid to or granted to any non-employee member of the Board, including Awards granted pursuant to this Plan and all cash compensation, shall not exceed $750,000; provided, however, that the limit set forth in this Section 5(b) shall be without regard to compensation (whether in the form of Awards or cash compensation) provided to any non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company. To calculate the $750,000 annual maximum, Awards granted pursuant to this Plan shall be valued on the grant date pursuant to ASC Topic 718, and all other cash compensation may include, but is not limited to, quarterly retainer fees, committee fees, meeting fees, or lead independent director fees.
6.Specific Terms of Awards.
(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b)Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:
(i)Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(i) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate, the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).
(iii)ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.
(c)SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii)Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(i) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
(iii) Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
(iv)Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee shall provide that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock (such new Award of Restricted Stock of which would be required to be subject to vesting and forfeiture restrictions that are at least as restrictive as the remaining restrictions on the original Award of Restricted Stock to which the cash dividend related) or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:
(i)Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(ii)Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f)Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(g)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.
(h)Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(i)Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(i) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).
(j)Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award. Performance goals may differ among Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.
7.Certain Provisions Applicable to Awards.
(a)Limit on Transfer of Awards.
(i)Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
(ii)Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iv)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b)Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of other amounts in respect of installment or deferred payments denominated in Stock.
(c)Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.
(d)Minimum Vesting Requirements. Notwithstanding any provision of the Plan to the contrary, on and after the Effective Date, all Awards granted by the Committee shall be subject to a vesting period of not less than 12 months from the date of grant, subject, in each case, to the Committee’s authority under the Plan to vest Awards earlier, as the Committee deems appropriate, upon the occurrence of a Change in Control, in the event of a Participant’s termination of employment or service or otherwise as permitted by the Plan.   The foregoing minimum vesting requirements will not, however, apply in connection with up to 5% of the aggregate number of shares of Stock that are reserved for issuance pursuant to this Plan as of the Effective Date (which shall include all shares of Stock that are carried over from any previous equity plan pursuant to Section 4(a) of the Plan).
(e)Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(f)Dividends or Dividend Equivalents. In the event that a dividend or a dividend equivalent right is granted in connection with the grant of any Award pursuant to this Plan, (i) in no event shall the dividend or dividend equivalent right be distributed to the Participant before the underlying Stock covered by the Award to which the dividend or dividend equivalent right relates becomes vested or issued, (ii) any such dividend or dividend equivalent right shall be subject to the same restrictions and risk of forfeiture as the underlying Stock subject to the Award, and (iii) the dividend or dividend equivalent right shall be paid, if at all, at the time such restrictions or risk of forfeiture lapse.
(g)Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
8.Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(c)Stock Repurchases. Notwithstanding anything in the Plan to the contrary, in the event that the Company executes a repurchase of shares of Stock, the Committee shall have discretion to make adjustments to Awards and the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits), in each case in such a manner as the Committee may determine that is permitted pursuant to the applicable tax and other laws, rules and regulations.
(d)Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(e)Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
(f)Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
(i)accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;
(ii) redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;
(iii) cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or
(iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);
provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).
9.General Provisions.
(a)Tax Matters. Notwithstanding any provision of this Plan, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties of any kind and with respect to any tax jurisdiction that may be imposed on or for the account of such Participant in connection with the Plan.
(b)Withholding of Tax-Related Items. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, income tax, social insurance, payroll tax, payment on account or other tax-related withholding items due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax-related obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax-related withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up solely of two or more Qualified Members or the full Board. If such tax-related withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on an amount that is up to the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(c)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(d)Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Delaware.
(e)Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(f)Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
(g)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.
(h)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
(i)Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(j)Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(k)Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation (including any foreign law or regulation), or the rules of any applicable securities exchange or securities association or other governmental authority, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal, state or foreign securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association or governmental authority, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(l)Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(m)Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(n)Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC (“Dodd-Frank”) or that the Company determines should apply to Awards. Any Company policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy; provided, however, that in the event that the Company’s clawback policy does not comply with the minimum requirements of Dodd-Frank, this Plan and all Awards granted hereunder shall also be subject to any additional requirements of Dodd-Frank.
(o)Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is August 3, 2028. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

(p)Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions or taking advantage of specific tax treatment in any jurisdiction. The Committee will establish such sub-plans by adopting supplements or appendices to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All such supplements or appendices so established will be deemed to be part of the Plan, but each supplement or appendix will apply only to Participants within the affected jurisdiction (as determined by the Committee).
10.Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

CIRRUS LOGIC®

CIRRUS LOGIC, INC.
800 WEST SIXTH STREET
AUSTIN, TX 78701

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The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) John C. Carter
02) Alexander M. Davern
03) Timothy R. Dehne
04) John M. Forsyth
05) Deirdre R. Hanford
06) Raghib Hussain
07) Catherine P. Lego
08) David J. Tupman

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000571441_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

CIRRUS LOGIC, INC.
PROXY FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
July 29, 2022 AT 11:00 A.M. (CENTRAL DAYLIGHT TIME)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 2, 2022, and the Company's Annual Report on Form 10-K for the fiscal year ended March 26, 2022, and hereby appoints Venk Nathamuni and Gregory Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 29, 2022 at 11:00 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/CRUS2022, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000571441_2 R1.0.0.24

Continued and to be signed on reverse side